                                                                     EXHIBIT 3.1


================================================================================

                                     SECOND
                      AMENDED AND RESTATED CREDIT AGREEMENT

                          DATED AS OF NOVEMBER 24, 1998

                                      AMONG

                       SPECIALTY EQUIPMENT COMPANIES, INC.
                                       AND
                 SPECIALTY EQUIPMENT MANUFACTURING CORPORATION,
                                  AS BORROWERS,

             BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                                    AS AGENT,


                       THE FIRST NATIONAL BANK OF CHICAGO,
                             AS DOCUMENTATION AGENT,

                           FIRST UNION NATIONAL BANK,
                              AS SYNDICATION AGENT,

                                       AND

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO



                                   ARRANGED BY
                      NATIONSBANC MONTGOMERY SECURITIES LLC

================================================================================

                                TABLE OF CONTENTS

Section                                                                                                        Page

ARTICLE 1         DEFINITIONS.....................................................................................1
         1.1      Certain Defined Terms...........................................................................1
         1.2      Other Interpretive Provisions..................................................................21
         1.3      Accounting Principles..........................................................................22

ARTICLE 2         THE CREDITS....................................................................................22
         2.1      Amounts and Terms of Commitments...............................................................22
         2.2      Loan Accounts..................................................................................22
         2.3      Procedure for Borrowing........................................................................23
         2.4      Conversion and Continuation Elections..........................................................24
         2.5      Voluntary Termination or Reduction of Commitments..............................................25
         2.6      Optional Prepayments...........................................................................25
         2.7      Repayment......................................................................................26
         2.8      Interest.......................................................................................26
         2.9      Fees...........................................................................................27
                  (a)      Arrangement, Agency Fees..............................................................27
                  (b)      Upfront Fees..........................................................................27
                  (c)      Commitment Fee........................................................................27
                  (d)      L/C Fees..............................................................................27
         2.10     Computation of Fees and Interest...............................................................28
         2.11     Payments by Borrowers..........................................................................28
         2.12     Payments by the Lenders to the Agent...........................................................29
         2.13     Sharing of Payments, Etc.......................................................................29
         2.14     Extension of Scheduled Termination Date: Substitution of Lenders...............................30
         2.15     Optional Increase in Commitments...............................................................31
         2.16     Swing Line Commitment..........................................................................32
         2.17     Borrowing Procedures for Swing Line Loans......................................................32
         2.18     Prepayment or Refunding of Swing Line Loans....................................................32
         2.19     Participations in Swing Line Loans.............................................................33
         2.20     Participation Obligations Unconditional........................................................33
         2.21     Conditions to Swing Line Loans.................................................................34
         2.22     Appointment of Borrower Representative.........................................................34

ARTICLE 3         THE LETTERS OF CREDIT..........................................................................34
         3.1      The Letter of Credit Subfacility...............................................................34
         3.2      Issuance, Amendment and Renewal of Letters of Credit...........................................36
         3.3      Risk Participations, Drawings and Reimbursements...............................................38
         3.4      Repayment of Participations....................................................................40
         3.5      Role of the Issuing Lender.....................................................................40
         3.6      Obligations Absolute...........................................................................41
         3.7      Cash Collateral Pledge.........................................................................42
         3.8      Uniform Customs and Practice...................................................................42

ARTICLE 4         TAXES, YIELD PROTECTION AND ILLEGALITY.........................................................42
         4.1      Taxes..........................................................................................42
         4.2      Illegality.....................................................................................44
         4.3      Increased Costs and Reduction of Return........................................................44
         4.4      Funding Losses.................................................................................45
         4.5      Inability to Determine Rates...................................................................46
         4.6      Reserves on Offshore Rate Loans................................................................46
         4.7      Certificates of Lenders........................................................................47
         4.8      Substitution of Lenders........................................................................47
         4.9      Survival.......................................................................................47

ARTICLE 5         CONDITIONS PRECEDENT...........................................................................47
         5.1      Conditions of Initial Loans....................................................................47
                  (a)      Credit Agreement and Notes............................................................47
                  (b)      Resolutions; Incumbency...............................................................47
                  (c)      Organization Documents; Good Standing.................................................48
                  (d)      Legal Opinion.........................................................................48
                  (e)      Payment of Fees.......................................................................48
                  (f)      Certificate...........................................................................48
                  (g)      Other Documents.......................................................................48
         5.2      Conditions to All Loans........................................................................49
                  (a)      Notice; Application...................................................................49
                  (b)      Continuation of Representations and Warranties........................................49
                  (c)      No Existing Default...................................................................49

ARTICLE 6         REPRESENTATIONS AND WARRANTIES.................................................................49
         6.1      Corporate Existence and Power..................................................................49
         6.2      Corporate Authorization; No Contravention......................................................50
         6.3      Governmental Authorization.....................................................................50
         6.4      Binding Effect.................................................................................50
         6.5      Litigation.....................................................................................50
         6.6      No Default.....................................................................................51
         6.7      ERISA Compliance...............................................................................51
         6.8      Use of Proceeds; Margin Regulations............................................................52
         6.9      Title to Properties............................................................................52
         6.10     Taxes..........................................................................................52
         6.11     Financial Condition............................................................................52
         6.12     Environmental Matters..........................................................................52
         6.13     Regulated Entities.............................................................................53
         6.14     No Burdensome Restrictions.....................................................................53
         6.15     Copyrights, Patents, Trademarks and Licenses, etc..............................................53
         6.16     Subsidiaries...................................................................................53
         6.17     Insurance......................................................................................53

         6.18     Swap Obligations...............................................................................53
         6.19     Full Disclosure................................................................................53
         6.20     Subordinated Debt..............................................................................54
         6.21     Transfer of Operating Assets...................................................................54
         6.22     Year 2000 Compliance...........................................................................54

ARTICLE 7         AFFIRMATIVE COVENANTS..........................................................................54
         7.1      Financial Statements...........................................................................54
         7.2      Certificates; Other Information................................................................55
         7.3      Notices........................................................................................55
         7.4      Preservation of Corporate Existence, Etc.......................................................56
         7.5      Maintenance of Property........................................................................57
         7.6      Insurance......................................................................................57
         7.7      Payment of Obligations.........................................................................57
         7.8      Compliance with Laws...........................................................................58
         7.9      Compliance with ERISA..........................................................................58
         7.10     Inspection of Property and Books and Records...................................................58
         7.11     Environmental Laws.............................................................................58
         7.12     Use of Proceeds................................................................................58

ARTICLE 8         NEGATIVE COVENANTS.............................................................................58
         8.1      Limitation on Liens............................................................................59
         8.2      Negative Pledge Agreements.....................................................................60
         8.3      Disposition of Assets..........................................................................60
         8.4      Consolidations and Mergers.....................................................................61
         8.5      Loans and Investments..........................................................................61
         8.6      Limitation on Indebtedness.....................................................................62
         8.7      Transactions with Affiliates...................................................................63
         8.8      Use of Proceeds................................................................................63
         8.9      Contingent Obligations.........................................................................63
         8.10     Joint Ventures.................................................................................63
         8.11     Lease Obligations..............................................................................63
         8.12     Restricted Payments............................................................................64
         8.13     ERISA..........................................................................................64
         8.14     Change in Business.............................................................................65
         8.15     Accounting Changes.............................................................................65
         8.16     Amendment of Indenture.........................................................................65
         8.17     Consolidated Funded Debt to Cash Flow Ratio....................................................65
         8.18     Consolidated Interest Coverage Ratio...........................................................65

ARTICLE 9         EVENTS OF DEFAULT..............................................................................65
         9.1      Event of Default...............................................................................65
                  (a)      Non-Payment...........................................................................65
                  (b)      Representation or Warranty............................................................65
                  (c)      Specific Defaults.....................................................................65

                  (d)      Other Defaults........................................................................65
                  (e)      Cross-Default.........................................................................66
                  (f)      Insolvency; Voluntary Proceedings.....................................................66
                  (g)      Involuntary Proceedings...............................................................66
                  (h)      ERISA.................................................................................66
                  (i)      Monetary Judgments....................................................................67
                  (j)      Non-Monetary Judgments................................................................67
                  (k)      Change of Control.....................................................................67
                  (l)      Loss of Licenses......................................................................67
                  (m)      Invalidity of Subordination Provisions................................................67
         9.2      Remedies.......................................................................................67
         9.3      Rights Not Exclusive...........................................................................68

ARTICLE 10        THE AGENT......................................................................................68
         10.1     Appointment and Authorization; "Agent".........................................................68
         10.2     Delegation of Duties...........................................................................69
         10.3     Liability of Agent.............................................................................69
         10.4     Reliance by Agent..............................................................................70
         10.5     Notice of Default..............................................................................70
         10.6     Credit Decision................................................................................70
         10.7     Indemnification of Agent.......................................................................71
         10.8     Agent in Individual Capacity...................................................................71
         10.9     Successor Agent................................................................................71
         10.10    Withholding Tax................................................................................72
         10.11    Documentation Agent............................................................................73
         10.12    Syndication Agent..............................................................................73

ARTICLE 11        MISCELLANEOUS..................................................................................74
         11.1     Amendment and Restatement; Amendments and Waivers..............................................74
         11.2     Notices........................................................................................75
         11.3     No Waiver; Cumulative Remedies.................................................................76
         11.4     Costs and Expenses.............................................................................76
         11.5     Borrowers' Indemnification.....................................................................76
         11.6     Payments Set Aside.............................................................................77
         11.7     Successors and Assigns.........................................................................77
         11.8     Assignments, Participations, etc...............................................................77
         11.9     Confidentiality................................................................................79
         11.10    Set-off........................................................................................79
         11.11    Automatic Debits of Fees.......................................................................80
         11.12    Notification of Addresses, Lending Offices, Etc................................................80
         11.13    Counterparts...................................................................................80
         11.14    Severability...................................................................................80
         11.15    No Third Parties Benefited.....................................................................80
         11.16    Designated Senior Indebtedness.................................................................80
         11.17    Governing Law and Jurisdiction.................................................................80
         11.18    Waiver of Jury Trial...........................................................................81
         11.19    Joint and Several Liability....................................................................81
         11.20    Entire Agreement...............................................................................81

                             SCHEDULES AND EXHIBITS

    SCHEDULES

    Schedule 2.1                Commitments
    Schedule 3.1                Outstanding Letters of Credit
    Schedule 6.5                Litigation
    Schedule 6.7                ERISA
    Schedule 6.11               Permitted Liabilities
    Schedule 6.12               Environmental Matters
    Schedule 6.16               Subsidiaries and Minority Interests
    Schedule 6.17               Insurance Matters
    Schedule 8.1                Permitted Liens
    Schedule 8.6                Permitted Indebtedness
    Schedule 8.7                Transactions With Affiliates
    Schedule 8.9                Contingent Obligations
    Schedule 11.2               Lending Offices; Addresses for Notices

    EXHIBITS

    Exhibit A                   Form of Notice of Borrowing
    Exhibit B                   Form of Notice of Conversion/Continuation
    Exhibit C                   Form of Notice of Swing Line Loan
    Exhibit D                   Form of Compliance Certificate
    Exhibit E                   Form of Legal Opinion of Borrowers' Counsel
    Exhibit F                   Form of Assignment and Acceptance
    Exhibit G                   Form of Promissory Note
    Exhibit H                   Form of Request for Extension of Termination Date
    Exhibit I                   Form of Request for Increase in Commitments

                                     SECOND
                      AMENDED AND RESTATED CREDIT AGREEMENT


         This SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") is entered into as of November 24, 1998, among SPECIALTY EQUIPMENT COMPANIES, INC., a Delaware corporation ("Holding Co."), and its Wholly-Owned Subsidiary, SPECIALTY EQUIPMENT MANUFACTURING CORPORATION, a Delaware corporation ("Operating Co.") (Holding Co. and Operating Co. sometimes collectively referred to herein as "Borrowers", and individually as "Borrower"), the several financial institutions from time to time party to this Agreement (collectively, the "Lenders", and individually, a "Lender"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as agent for the Lenders.

         WHEREAS, Borrowers, the financial institutions named therein, and the Agent entered into that certain Amended and Restated Credit Agreement, dated as of January 31, 1998, (the "Existing Credit Agreement");

         WHEREAS, Borrowers desire to increase the credit facility provided under the Existing Credit Agreement and to make certain other amendments to the terms and provisions of the Existing Credit Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and of any loans or extensions of credit heretofore, now or hereafter made to or for the benefit of Borrowers by the Lenders, the parties hereto hereby amend and restate the Existing Credit Agreement as follows:


                                    ARTICLE 1

                                   DEFINITIONS

         1.1 CERTAIN DEFINED TERMS. The following terms have the following meanings:

                  "ACQUISITION" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that Borrower or the Subsidiary is the surviving entity.

                  "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

                  "AGENT" means BA in its capacity as agent for the Lenders hereunder, and any successor agent arising under Section 10.9.

                  "AGENT-RELATED PERSONS" means BA and any successor agent arising under Section 10.9, together with their respective Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

                  "AGENT'S PAYMENT OFFICE" means the address for payments set forth on Schedule 11.2 or such other address as the Agent may from time to time specify.

                  "AGREEMENT" means this Second Amended and Restated Credit Agreement.

                  "APPLICABLE COMMITMENT FEE PERCENTAGE" shall mean, for any Fiscal Quarter, the percentage set forth below opposite the Consolidated Funded Debt to Cash Flow Ratio as of the last day of the preceding Fiscal Quarter:


           ------------------------------------------------------------------------ --------------------------------
                                  Consolidated Funded Debt                               Applicable Commitment
                                     to Cash Flow Ratio                                      Fee Percentage
           ------------------------------------------------------------------------ --------------------------------
           equal to or greater than 3.0 to 1.0                                                  0.300%
           ------------------------------------------------------------------------ --------------------------------
           less than 3.0 to 1.0,                                                                0.300%
           but equal to or greater than 2.5 to 1.0
           ------------------------------------------------------------------------ --------------------------------
           less than 2.5 to 1.0                                                                 0.250%
           but equal to or greater than 2.0 to 1.0

           less than 2.0 to 1.0                                                                 0.200%
           but equal to or greater than 1.5 to 1.0

           less than 1.5 to 1.0                                                                 0.175%
           ------------------------------------------------------------------------ --------------------------------


         For purposes of the foregoing, the Applicable Commitment Fee Percentage at any time shall be determined by reference to the Consolidated Funded Debt to Cash Flow Ratio as of the last day of the most recently ended Fiscal Quarter and any change in the Applicable Commitment Fee Percentage shall become effective for all purposes five Business Days following receipt by Agent of the certificate and applicable financial statements described in Sections 7.1(a), 7.1(b) and 7.2(b). Notwithstanding the foregoing, at any time during which

          Borrowers have failed to deliver the certificate and applicable financial statements described in Sections 7.1(a), 7.1(b) and 7.2(b) with respect to a Fiscal Quarter in accordance with the provisions thereof, for more than ten Business Days after such certificate and the applicable financial statements were due, the Consolidated Funded Debt to Consolidated Cash Flow Ratio shall be deemed, solely for purposes of this definition, to be equal to or greater than 3.0 to 1.0 until such certificate and the applicable financial statements are delivered.

                  "APPLICABLE L/C FEE PERCENTAGE" shall mean, for any Fiscal Quarter, the percentage set forth below opposite the Consolidated Funded Debt to Cash Flow Ratio as of the last day of the preceding Fiscal Quarter:

           -------------------------------------------------------------------------- ------------------------------
                                   Consolidated Funded Debt                                  Applicable L/C
                                      to Cash Flow Ratio                                     Fee Percentage
           -------------------------------------------------------------------------- ------------------------------
           equal to or greater than 3.0 to 1.0                                                   1.500%
           -------------------------------------------------------------------------- ------------------------------
           less than 3.0 to 1.0,                                                                 1.250%
           but equal to or greater than 2.5 to 1.0
           -------------------------------------------------------------------------- ------------------------------
           less than 2.5 to 1.0                                                                  1.000%
           but equal to or greater than 2.0 to 1.0

           less than 2.0 to 1.0                                                                  0.875%
           but equal to or greater than 1.5 to 1.0

           less than 1.5 to 1.0                                                                  0.750%
           -------------------------------------------------------------------------- ------------------------------

         For purposes of the foregoing, the Applicable L/C Fee Percentage at any time shall be determined by reference to the Consolidated Funded Debt to Cash Flow Ratio as of the last day of the most recently ended Fiscal Quarter and any change in the Applicable L/C Fee Percentage shall become effective for all purposes five Business Days following receipt by Agent of the certificate and applicable financial statements described in Sections 7.1(a), 7.1(b) and 7.2(b). Notwithstanding the foregoing, at any time during which Borrowers have failed to deliver the certificate and applicable financial statements described in Sections 7.1(a), 7.1(b) and 7.2((b) with respect to a Fiscal Quarter in accordance with the provisions thereof, for more than ten Business Days after such certificate and the applicable financial statements were due, the Consolidated Funded Debt to Cash Flow Ratio shall be deemed, solely for purposes of this definition, to be equal to or greater than
         3.0 to 1.0 until such certificate and the applicable financial statements are delivered.

                  "APPLICABLE MARGIN" shall mean, for any Fiscal Quarter, the margin set forth below opposite the Consolidated Funded Debt to Cash Flow Ratio as of the last day of the preceding Fiscal Quarter:

           -------------------------------------------------------------------------- -----------------------------
                                   Consolidated Funded Debt                                Applicable Margin
                                      to Cash Flow Ratio
           -------------------------------------------------------------------------- -----------------------------
           equal to or greater than 3.0 to 1.0                                                  1.500%
           -------------------------------------------------------------------------- -----------------------------
           less than 3.0 to 1.0,                                                                1.250%
           but equal to or greater than 2.5 to 1.0
           -------------------------------------------------------------------------- -----------------------------
           less than 2.5 to 1.0                                                                 1.000%
           but equal to or greater than 2.0 to 1.0

           less than 2.0 to 1.0                                                                 0.875%
           but equal to or greater than 1.5 to 1.0

           less than 1.5 to 1.0                                                                 0.750%
           -------------------------------------------------------------------------- -----------------------------

         For purposes of the foregoing, the Applicable Margin at any time shall be determined by reference to the Consolidated Funded Debt to Cash Flow Ratio as of the last day of the most recently ended Fiscal Quarter and any change in the Applicable Margin shall become effective for all purposes five Business Days following receipt by Agent of the certificate and applicable financial statements described in Sections 7.1(a), 7.1(b) and 7.2(b). Notwithstanding the foregoing, at any time during which Borrowers have failed to deliver the certificate and applicable financial statements described in Sections 7.1(a), 7.1(b) and 7.2(b) with respect to a Fiscal Quarter in accordance with the provisions thereof, for more than ten Business Days after such certificate and the applicable financial statements are due, the Consolidated Funded Debt to Cash Flow Ratio shall be deemed, solely for purposes of this definition, to be equal to or greater than 3.0 to 1.0 until such certificate and the applicable financial statements are delivered.

                  "ARRANGER" means NationsBanc Montgomery Securities LLC.

                  "ASSIGNEE" has the meaning specified in subsection 11.8(a).

                  "ATTORNEY COSTS" means and includes all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                  "BA" means Bank of America National Trust and Savings Association.

                  "BANKER'S ACCEPTANCES" means Banker's Acceptances issued by the Issuing Lender upon acceptance by the Issuing Lender of time drafts presented pursuant to Letters of Credit.

                  "BANKRUPTCY CODE" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. ?101, et seq.).

                  "BASE RATE" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by BA in San Francisco, California, as its "reference rate." (The "reference rate" is a rate set by BA based upon various factors including BA's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.)

                  Any change in the reference rate announced by BA shall take effect at the opening of business on the day specified in the public announcement of such change.

                  "BASE RATE LOAN" means a Loan that bears interest based on the Base Rate.

                  "BORROWER REPRESENTATIVE" means Holding Co.

                  "BORROWING" means a borrowing hereunder consisting of Loans of the same Type made to Borrowers on the same day by one or more Lenders under Article 2, and, other than in the case of Base Rate Loans, having the same Interest Period.

                  "BORROWING DATE" means any date on which a Borrowing occurs under Section 2.3 or a Swing Line Loan is made under Section 2.17.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial lenders in Chicago, Illinois, are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

                  "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

                  "CAPITAL LEASE" shall mean any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "CAPITAL LEASE OBLIGATIONS" of any Person shall mean the obligations of such Person to pay rent or other amounts under any Capital Lease.

                  "CASH COLLATERALIZE" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Lender and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Majority Lenders. Derivatives of such term shall have corresponding meanings. Cash collateral shall be maintained in blocked accounts at BA or, with BA's consent, the Issuing Lender.

                  "CD RATE" means, for any Interest Period with respect to CD Rate Loans comprising part of the same Borrowing, the rate of interest (rounded upward to the next 1/100th of 1%) determined as follows:

                  CD Rate =         Certificate of Deposit Rate  + Assessment
                                    1.00 - Reserve Percentage      Rate

                  Where:

                           "Assessment Rate" means, for any day of such Interest
                  Period, the rate determined by the Agent as equal to the annual assessment rate in effect on such day payable to the FDIC by a member of the Bank Insurance Fund that is classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification within the meaning of 12 C.F.R. ?327.3) for insuring time deposits at offices of such member in the United States; or, in the event that the FDIC shall at any time hereafter cease to assess time deposits based upon such classifications or successor classifications, equal to the maximum annual assessment rate in effect on such day that is payable to the FDIC by commercial banks (whether or not applicable to any particular Lender) for insuring time deposits at offices of such banks in the United States.

                           "Certificate of Deposit Rate" means the rate of
                  interest per annum determined by the Agent to be the arithmetic mean (rounded upward to the next 1/100th of 1%) of the rates notified to the Agent as the rates of interest bid by two or more certificate of deposit dealers of recognized standing selected by the Agent for the purchase at face value of dollar certificates of deposit issued by major United States banks, for a maturity comparable to such Interest Period and in the approximate amount of the CD Rate Loans to be made, at the time selected by the Agent on the first day of such Interest Period.

                           "Reserve Percentage" means, for any day of such
                  Interest Period, the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%), as determined by the Agent, in effect on such day (including any ordinary, marginal, emergency, supplemental, special and other reserve percentages), prescribed by the FRB for determining the maximum reserves to be maintained by member banks of the Federal Reserve System with deposits exceeding $1,000,000,000 for new non-personal time deposits for a period comparable to such Interest Period and in an amount of $100,000 or more.

                  The CD Rate shall be adjusted, as to all CD Rate Loans then outstanding, automatically as of the effective date of any change in the Assessment Rate or the Reserve Percentage.

                  "CD RATE LOAN" means a Loan that bears interest based on the CD Rate.

                  "CHANGE OF CONTROL" means (a) the acquisition by any Person, or two or more Persons acting in concert, including, without limitation, any acquisition effected by means of a merger or consolidation, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act) of 50% or more of the outstanding shares of voting stock of Holding Co., or (b) during any period of 25 consecutive calendar months, commencing on November 1, 1996, the ceasing of those individuals (the "Continuing Directors") who
         (i) were directors of Holding Co. on the first day of each such period or (ii) subsequently became directors of Holding Co. and whose initial election or initial nomination for election subsequent to that date was approved by a majority of the Continuing Directors then on the board of directors of Holding Co., to constitute a majority of the board of directors of Holding Co.

                  "CLOSING DATE" means the date on which all conditions precedent set forth in Section 5.1 are satisfied or waived by all Lenders (or, in the case of subsection 5.1(e), waived by the Person entitled to receive such payment).

                  "CODE" means the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

                  "COMMITMENT", as to each Lender, has the meaning specified in
         Section 2.1.

                  "COMMITMENT FEE" has the meaning specified in subsection
         2.9(c).

                  "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit D.

                  "CONSOLIDATED CASH FLOW FROM OPERATIONS" shall mean, for any period, Consolidated Net Income for such period plus the aggregate amount deducted in determining such Consolidated Net Income in respect of the following, each determined in accordance with GAAP: (i) Consolidated Interest Expense, (ii) income taxes, (iii) depreciation, depletion and amortization, (iv) non-cash charges for non-recurring or extraordinary items, and (v) repurchase premiums incurred in connection with purchases of the Senior Subordinated Notes.

                  "CONSOLIDATED FUNDED DEBT TO CASH FLOW RATIO" means the ratio of (i) the aggregate Funded Debt of Borrowers and their Subsidiaries computed on a consolidated basis in accordance with GAAP, to (ii) the aggregate Consolidated Cash Flow From Operations for the four immediately preceding Fiscal Quarters.

                  "CONSOLIDATED INTEREST COVERAGE RATIO" shall mean the ratio of
         (i) Consolidated Cash Flow from Operations to (ii) Consolidated Interest Expense.

                  "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, gross interest expense of Borrowers and their Subsidiaries computed on a consolidated basis in accordance with GAAP, including, without limitation, amortization of debt discounts and the portion of any Capital Lease Obligation allocable to interest expense.

                  "CONSOLIDATED NET INCOME" shall mean, for any period, the aggregate net income (or net deficit) of Borrowers and their Subsidiaries for such period computed on a consolidated basis in accordance with GAAP.

                  "CONTINGENT OBLIGATION" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments;
         (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

                  "CONTRACTUAL OBLIGATION" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

                  "CONVERSION/CONTINUATION DATE" means any date on which, under
         Section 2.4, Borrowers (a) convert Loans of one Type to another Type, or (b) continue as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

                  "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

                  "DOLLARS", "DOLLARS" and "$" each mean lawful money of the United States.

                  "EFFECTIVE AMOUNT" means, with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit or Banker's Acceptances occurring on such date, any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letter of Credit or payments under Banker's Acceptances or any reduction in the maximum amount available for drawing under Letters of Credit or payment under Banker's Acceptances taking effect on such date.

                  "ELIGIBLE ASSIGNEE" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and
         (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Lender, (ii) a Subsidiary of a Person of which a Lender is a Subsidiary, or (iii) a Person of which a Lender is a Subsidiary.

                  "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

                  "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and regulations promulgated thereunder.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with any Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the
         Code).

                  "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or
         (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

                  "EURODOLLAR RESERVE PERCENTAGE" has the meaning specified in the definition of "Offshore Rate".

                  "EVENT OF DEFAULT" means any of the events or circumstances specified in Section 9.1.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

                  "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

                  "FEDERAL FUNDS RATE" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

                  "FEE LETTER" has the meaning specified in subsection 2.9(a).

                  "FISCAL QUARTER" means each of the three-month periods that end on April 30, July 31, October 31 and January 31 in each Fiscal Year.

                  "FISCAL YEAR" means the twelve-month period that ends on January 31.

                  "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

                  "FUNDED DEBT" means, without duplication, at any date of determination thereof, the total of (a) all Indebtedness, that has a final maturity, or that is extendible or renewable at the option of the obligor to a date, one year or more after the date on which such Indebtedness is incurred, excluding all principal payments in respect thereof required to be made within one year from the date as of which Funded Debt is being determined, (b) all Guaranty Obligations with respect to such Indebtedness of others, and (c) in the case of Borrowers, the aggregate outstanding principal amount of all Borrowings to the extent not included in clause (a) above.

                  "FURTHER TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to
         Section 4.1.

                  "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "GUARANTY OBLIGATION" has the meaning specified in the definition of "Contingent Obligation".

                  "INDEBTEDNESS" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to capital leases; (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture or limited liability company in which such Person is a general partner or a joint venturer or a member.

                  "INDEMNIFIED LIABILITIES" has the meaning specified in Section 11.5.

                  "INDEMNIFIED PERSON" has the meaning specified in Section
         11.5.

                  "INDEPENDENT AUDITOR" has the meaning specified in subsection 7.1(a).

                  "INDENTURE" means the Indenture, dated as of December 1, 1993, between Holding Co. and Harris Trust and Savings Bank, as Trustee, as amended by a Supplemental Indenture, dated as of December 1, 1993, among Holding Co., Bloomfield Industries Canada Limited and Harris Trust and Savings Bank, as Trustee, and by a Supplemental Indenture, dated as of January 31, 1998, among Borrowers and Harris Trust and Savings Bank, as Trustee.

                  "INSOLVENCY PROCEEDING" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

                  "INTEREST PAYMENT DATE" means, as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and, as to any Base Rate Loan, the last Business Day of each calendar quarter and each date such Loan is converted into another Type of Loan, provided, however, that if any Interest Period for a CD Rate Loan or Offshore Rate Loan exceeds 90 days or three months, respectively, the date that falls 90 days or three months (as the case may be) after the beginning of such Interest Period and after each Interest Payment Date thereafter is also an Interest Payment Date.

                  "INTEREST PERIOD" means, (a) as to any Offshore Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as an Offshore Rate Loan, and ending on the date one, two, three, six or twelve months thereafter as selected by Borrowers in its Notice of Borrowing or Notice of Conversion/Continuation; and (b) as to any CD Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a CD Rate Loan, and ending on the date 30, 60, 90 or 180 days thereafter, as selected by Borrowers in their Notice of Borrowing or Notice of Conversion/Continuation.

         provided that:

                           (i) if any Interest Period would otherwise end on a
                  day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless, in the case of an Offshore Rate Loan, the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                           (ii) any Interest Period pertaining to an Offshore
                  Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                           (iii) no Interest Period for any Loan shall extend
                  beyond the Termination Date.

                  "IRS" means the Internal Revenue Service, and any Governmental Authority succeeding to any of its principal functions under the Code.

                  "ISSUANCE DATE" has the meaning specified in subsection
         3.1(a).

                  "ISSUE" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "issued," "issuing" and "issuance" have corresponding meanings.

                  "ISSUING LENDER" means each of BA in its capacity as issuer of one or more Letters of Credit and Banker's Acceptances pursuant to
         Article 3, together with any replacement letter of credit issuer arising under subsection 10.1(b) or Section 10.9 and (ii) any other Lender or Affiliate of a Lender which the Agent and Borrowers have approved in writing as an "Issuing Lender" hereunder.

                  "JOINT VENTURE" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by any Borrower or any of its Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

                  "L/C ADVANCE" means each Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

                  "L/C AMENDMENT APPLICATION" means an application form for amendment of an outstanding Letter of Credit as shall at any time be in use by the applicable Issuing Lender, as such Issuing Lender shall request.

                  "L/C APPLICATION" means an application form for issuance of a standby letter of credit or a commercial letter of credit, as the case may be, as shall at any time be in use by the applicable Issuing Lender, as such Issuing Lender shall request.

                  "L/C BORROWING" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Loans under subsection 3.3(c).

                  "L/C COMMITMENT" means the commitment of the Issuing Lenders to issue, and the commitment of the Lenders severally to participate in, Letters of Credit and Banker's Acceptances from time to time Issued or outstanding under Section 3 in an aggregate amount not to exceed on any date the lesser of $20,000,000 and the combined Commitments; it being understood that the L/C Commitment is a part of the combined Commitments rather than a separate, independent commitment.

                  "L/C OBLIGATIONS" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the aggregate unpaid amount of all Banker's Acceptances outstanding at such time, plus (c) the amount of all unreimbursed drawings under all Letters of Credit and Banker's Acceptances, including all outstanding L/C Borrowings.

                  "L/C-RELATED DOCUMENTS" means the Letters of Credit, the L/C Applications, the L/C Amendment Applications, the Banker's Acceptances and any other document relating to any Letter of Credit, including any of the applicable Issuing Lender's standard form documents for letter of credit issuances.

                  "LC ISSUANCE FEE" shall have the meaning given such term in subsection 2.9(d).

                  "LENDER" has the meaning specified in the introductory clause hereto.

                  "LENDING OFFICE" means, as to any Lender, the office or offices of such Lender specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office", as the case may be, on
         Schedule 11.2, or such other office or offices as such Lender may from time to time notify Borrowers and the Agent.

                  "LETTERS OF CREDIT" means letters of credit issued by an Issuing Lender for the account of Borrowers pursuant to Article 3.

                  "LIEN" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preferential arrangement of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

                  "LOAN" means an extension of credit by a Lender to Borrowers under Article 2, and may be a Base Rate Loan, a CD Rate Loan, an Offshore Rate Loan, a Swing Line Loan (each a "TYPE" of Loan) or an L/C Borrowing.

                  "LOAN DOCUMENTS" means this Agreement, any Notes, the Fee Letter and all other documents delivered to the Agent or any Lender in connection herewith.

                  "MAJORITY LENDERS" means Lenders holding Pro Rata Shares aggregating 66-2/3% or more; provided that if and so long as any Lender fails to fund any Loan when required by Section 2.3, Section 2.18 or
         Section 3.3 or a participation in a Swing Line Loan or an L/C Borrowing pursuant to Section 2.19 or Section 3.3, as the case may be, such Lender's Pro Rata Share shall be deemed for purposes of this definition to be reduced by the percentage which the defaulted amount constitutes of the combined Commitments (or, if the Commitments have terminated, the Total Outstandings), and (i) in the case of a failure to fund under Section 2.18, Section 2.19 or Section 3.3 the Pro Rata Share of the applicable Issuing Lender or the Swing Line Lender, as the case may be, shall be deemed for purposes of this definition to be increased by such percentage, and (ii) in the case of a failure to fund under
         Section 2.3, the Pro Rata Share of each of the other Lenders who have not so failed shall be deemed for purposes of this definition to be increased by the portion of such percentage which each of such other Lenders' Commitments bears to the sum of the total Commitments, exclusive of the Commitment of the failing Lender.

                  "MARGIN STOCK" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

                  "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of any Borrower or Borrowers and their Subsidiaries taken as a whole; (b) a material impairment of the ability of any Borrower or any Subsidiary to perform under any Loan Document and to avoid any Event of Default; or
         (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower or any Subsidiary of any Loan Document.

                  "MULTIEMPLOYER PLAN" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                  "NOTE" means a promissory note executed by Borrowers in favor of a Lender pursuant to Section 2.2, in substantially the form of Exhibit G.

                  "NOTICE OF BORROWING" means a notice in substantially the form of Exhibit A.

                  "NOTICE OF CONVERSION/CONTINUATION" means a notice in substantially the form of Exhibit B.

                  "NOTICE OF SWING LINE LOAN" means a notice substantially in the form of Exhibit C.

                  "OBLIGATIONS" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by Borrowers to any Lender, the Agent, any Issuing Lender or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising.

                  "OFFSHORE RATE" means, for any Interest Period, with respect to Offshore Rate Loans comprising part of the same Borrowing, the rate of interest per annum (rounded upward to the next 1/16th of 1%) determined by the Agent as follows:

                  Offshore Rate =               LIBOR
                                  ------------------------------------
                                  1.00 - Eurodollar Reserve Percentage

         Where,

                           "Eurodollar Reserve Percentage" means for any day for
                  any Interest Period the maximum reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day (whether or not applicable to any Lender) under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"); and

                           "LIBOR" means the rate of interest per annum
                  determined by the Agent to be the rate at which deposits in U.S. Dollars for the relevant Interest Period are offered based on information presented to the Telerate Screen as of 11:00 a.m. (London time) two (2) Business Days prior to the commencement of such Interest Period in the approximate amount of the requested Offshore Rate Loan and having a maturity approximately equal to such Interest Period; provided that if at least two such offered rates appear on the Telerate Screen (page 3750 or any successor screen) in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Agent) will be the rate used; provided further, that if the Telerate System ceases to provide LIBOR quotations, such rate shall be the rate at which dollar deposits in the approximate amount of the requested Offshore Rate Loan for such Interest Period would be offered by BA to major banks in the London interbank market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

                           The Offshore Rate shall be adjusted automatically as
                  to all Offshore Rate Loans then outstanding as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "OFFSHORE RATE LOAN" means a Loan that bears interest based on the Offshore Rate.

                  "ORGANIZATION DOCUMENTS" means (i) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, (ii) for any partnership or joint venture, the partnership or joint venture agreement and any other organizational document of such entity, (iii) for any limited liability company, the certificate or articles of organization, the operating agreement and any other organizational document of such limited liability company, (iv) for any trust, the declaration of trust, the trust agreement and any other organization document of such trust, and (v) for any other entity, the document or agreement pursuant to which such entity was formed and any other organizational document of such entity.

                  "OTHER TAXES" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "PARTICIPANT" has the meaning specified in subsection 11.8(d).

                  "PBGC" means the Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

                  "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which any Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

                  "PERMITTED LIENS" has the meaning specified in Section 8.1.

                  "PERMITTED SWAP OBLIGATIONS" means all unsecured obligations (contingent or otherwise) of Borrowers or any Subsidiary existing or arising under Swap Contracts, provided that each of the following criteria is satisfied: (a) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments or assets held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person in conjunction with a securities repurchase program not otherwise prohibited hereunder, and not for purposes of speculation or taking a "market view", and (b) such Swap Contracts do not contain (i) any provision ("walk-away" provision) exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party, or (ii) any provision creating or permitting the declaration of an event of default, termination event or similar event upon the occurrence of an Event of Default hereunder (other than an Event of Default under subsection 9.1(a).

                  "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which any Borrower sponsors or maintains or to which any Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

                  "PLAN OF INTERNAL RESTRUCTURING" means the Plan of Internal Restructuring adopted by the Board of Directors of Holding Co. and approved by the stockholders of Holding Co. at the Annual Meeting of Stockholders of Holding Co. on April 30, 1997.

                  "PRO RATA SHARE" means, as to any Lender at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Lender's Commitment divided by the combined Commitments (or, after the Commitments have terminated, which (i) the principal amount of such Lender's Loans plus (without duplication) the participation of such Lender in (or in the case of an Issuing Lender or the Swing Line Lender, the unparticipated portion of) the Effective Amount of all L/C Obligations and the principal amount of all Swing Line Loans constitutes of (ii) the aggregate principal amount of all Loans and Swing Line Loans plus (without duplication) the Effective Amount of all L/C Obligations).

                  "REPLACEMENT LENDER" has the meaning specified in Section 4.8.

                  "REPORTABLE EVENT" means, any of the events set forth in
         Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

                  "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

                  "RESPONSIBLE OFFICER" means the chief executive officer or the president of Holding Co., or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer or the treasurer of Holding Co., or any other officer having substantially the same authority and responsibility.

                  "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

                  "SENIOR SUBORDINATED NOTES" means Holding Co.'s 11-3/8% Senior Subordinated Notes due 2003 issued pursuant to the Indenture which are outstanding on the Closing Date.

                  "SUBORDINATED DEBT" means that portion of the Indebtedness of any Borrower and its Subsidiaries which is subordinated in a manner satisfactory in form and substance to the Lenders as to right and time of payment of principal and interest thereon to any and all of the Obligations.

                  "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than 50% of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of any Borrower.

                  "SURETY INSTRUMENTS" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

                  "SWAP CONTRACT" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

                  "SWAP TERMINATION VALUE" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by any Borrower based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

                  SWING LINE COMMITMENT" means the commitment of the Swing Line Lender to make Swing Line Loans hereunder.

                  "SWING LINE LENDER" means BA in its capacity as swing line lender hereunder, together with any replacement swing line lender arising under Section 10.9.

                  "SWING LINE LOAN" has the meaning specified in Section 2.16.

                  "SWING LINE RATE" means the rate per annum quoted by BA as its cost for obtaining overnight Federal funds on such day plus the Applicable Margin. The Swing Line Rate for any day that is not a Business Day shall be the Swing Line Rate for the preceding Business Day.

                  "TAXES" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

                  "TERMINATION DATE" means the earlier to occur of:

                           (a) November 30, 2003 (or such later date to which
                  the Termination Date may be extended pursuant to Section 2.14); and

                           (b) the date on which the Commitments terminate in
                  accordance with the provisions of this Agreement.

                  "TOTAL OUTSTANDINGS" means the sum of the aggregate principal amount of all outstanding Loans (whether Base Rate Loans, CD Rate Loans, Offshore Rate Loans or Swing Line Loans) plus the Effective Amount of all L/C Obligations.

                  "TYPE" has the meaning specified in the definition of "Loan."

                  "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

                  "UNITED STATES" and "U.S." each means the United States of America.

                  "UPFRONT FEES" has the meaning specified in subsection 2.9(b).

                  "WHOLLY-OWNED SUBSIDIARY" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, and 100% of the capital stock of every other class, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by any Borrower, or by one or more of the other Wholly-Owned Subsidiaries, or both.

         1.2      OTHER INTERPRETIVE PROVISIONS

                  (a The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

                  (b The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (c (i The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                           (ii The term "including" is not limiting and means "including without limitation".

                           (iii In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including".

                  (d Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

                  (e The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

                  (f This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Lenders by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their sole discretion."

                  (g This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, Borrowers and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

         1.3 ACCOUNTING PRINCIPLES. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.


                                    ARTICLE 2

                                   THE CREDITS

         2.1 AMOUNTS AND TERMS OF COMMITMENTS. Each Lender severally agrees, on the terms and conditions set forth herein, to make Loans to Borrowers from time to time on any Business Day during the period from the Closing Date to the Termination Date, in an aggregate amount not to exceed at any time outstanding, the amount set forth on Schedule 2.1 (such amount as the same may be reduced under Section 2.5, increased pursuant to Section 2.15 or changed as a result of one or more assignments under Section 11.8, such Lender's "Commitment"); provided, however, that, after giving effect to any Borrowing, the Total Outstandings shall not at any time exceed the combined

Commitments, and provided, further that the aggregate principal amount of the Loan of any Lender, plus the participation of such Lender in the principal amount of all outstanding Swing Line Loans and in the Effective Amount of all L/C Obligations shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, Borrowers may borrow under this Section 2.1, prepay under Section 2.6 and reborrow under this Section 2.1.

         2.2 LOAN ACCOUNTS. The Loans made by each Lender and the Letters of Credit Issued by each Issuing Lender shall be evidenced by one or more accounts or records maintained by such Lender or Issuing Lender, as the case may be, in the ordinary course of business. The accounts or records maintained by the Agent, each Issuing Lender and each Lender shall be rebuttable presumptive evidence of the amount of the Loans made by the Lenders to Borrowers and the Letters of Credit Issued for the account of the Borrowers, and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrowers hereunder to pay any amount owing with respect to the Loans or any Letter of Credit. Upon the request of any Lender made through the Agent, the Loans made by such Lender may be evidenced by one or more Notes, instead of or in addition to loan accounts.

         2.3 PROCEDURE FOR BORROWING.

                  (a Each Borrowing shall be made upon Borrower Representative's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 10:00 a.m. (Chicago time) (i) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; (ii) two Business Days prior to the requested Borrowing Date, in the case of CD Rate Loans, and (iii) on the requested Borrowing Date, in the case of Base Rate Loans, specifying:

                           (A0 the amount of the Borrowing, which shall be in an
                  aggregate minimum amount of $1,000,000 or any multiple of $500,000 in excess thereof;

                           (B0 the requested Borrowing Date, which shall be a
                  Business Day;

                           (C0 the Type of Loans comprising the Borrowing;
                  provided that if the Notice of Borrowing fails to specify the Type of Loan, the Loan shall be a Base Rate Loan; and

                           (D0 in the case of Offshore Rate Loans and CD Rate
                  Loans, the duration of the Interest Period applicable to such Loans included in such notice. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of CD Rate Loans or Offshore Rate Loans, such Interest Period shall be 30 days or one month, respectively.

provided, however, that with respect to the Borrowing to be made on the Closing Date, the Notice of Borrowing shall be delivered to the Agent not later than 10:00 a.m. (Chicago time) one Business Day before the Closing Date and such Borrowing will consist of Base Rate Loans only.

                  (b The Agent will promptly notify each Lender of its receipt of any Notice of Borrowing and of the amount of such Lender's Pro Rata Share of that Borrowing.

                  (c Each Lender will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of Borrowers at the Agent's Payment Office by 2:00 p.m. (Chicago time) on the Borrowing Date requested by Borrower Representative in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to Borrowers by the Agent at such office by crediting the account of Borrowers on the books of BA (or the commercial banking affiliate of any successor agent appointed pursuant to Section 10.9 hereof, as applicable) with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent.

                  (d After giving effect to any Borrowing, unless the Agent shall otherwise consent, there may not be more than six different Interest Periods in effect for all Borrowings.

         2.4 CONVERSION AND CONTINUATION ELECTIONS

                  (a Borrower Representative may, upon irrevocable written notice to the Agent in accordance with subsection 2.4(b):

                           (i elect, as of any Business Day, in the case of Base
                  Rate Loans, or as of the last day of the applicable Interest Period, in the case of any other Type of Loans, to convert any such Loans (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof) into Loans of any other Type; or

                           (ii elect, as of the last day of the applicable
                  Interest Period, to continue any Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $500,000 in excess thereof) for another Interest Period;

         provided, that if at any time the aggregate amount of CD Rate Loans or Offshore Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such CD Rate Loans or Offshore Rate Loans, as the case may be, shall automatically convert into Base Rate Loans, and on and after such date the right of Borrowers to continue such Loans as, and convert such Loans into, Offshore Rate Loans or CD Rate Loans, as the case may be, shall terminate.

                  (b Borrower Representative shall deliver a Notice of Conversion/Continuation to be received by the Agent not later than 10:00 a.m. (Chicago time) at least (i) three Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as Offshore Rate Loans; (ii) two Business Days in advance of the Conversion/Continuation Date, if the Loans are to be converted into or continued as CD Rate Loans; and (iii) on the Conversion/Continuation Date, if the Loans are to be converted into Base Rate Loans, specifying:

                           (A0 the proposed Conversion/Continuation Date;

                           (B0 the aggregate amount of Loans to be converted or
                  continued;

                           (C0 the Type of Loans resulting from the proposed
                  conversion or continuation; and

                           (D0 other than in the case of conversions into Base
                  Rate Loans, the duration of the requested Interest Period.

                  (c If upon the expiration of any Interest Period applicable to CD Rate Loans or Offshore Rate Loans, Borrowers have failed to select timely a new Interest Period to be applicable to such CD Rate Loans or Offshore Rate Loans, as the case may be, or if any Default or Event of Default then exists, Borrowers shall be deemed to have elected to convert such CD Rate Loans or Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation, or, if no timely notice is provided by Borrower Representative, the Agent will promptly notify each Lender of the details of any automatic conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

                  (e Unless the Majority Lenders otherwise consent, during the existence of a Default or Event of Default, Borrowers may not elect to have a Loan converted into or continued as an Offshore Rate Loan or a CD Rate Loan.

                  (f After giving effect to any conversion or continuation of Loans, unless the Agent shall otherwise consent, there may not be more than six different Interest Periods in effect for all Borrowings.

         2.5 VOLUNTARY TERMINATION OR REDUCTION COMMITMENTS. Borrowers may, upon not less than five Business Days' prior notice to the Agent, terminate the Commitments and this Agreement, or permanently reduce the Commitments by an aggregate minimum amount of

$1,000,000 or any multiple of $500,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, the Total Outstandings would exceed the amount of the combined Commitments then in effect. Once reduced in accordance with this Section , the Commitments may not be increased (except pursuant to Section 2.15). Any reduction of the Commitments shall be applied to reduce the Commitment of each Lender according to its Pro Rata Share. All accrued commitment fees to, but not including the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination. If Borrowers terminate the Commitments, Borrowers shall pay all accrued and unpaid interest, fees and other amounts payable hereunder on the date of such termination. Upon the termination of the Commitments, this Agreement shall terminate, except for the provisions of Article 4, Section 11.5 and such other provisions hereof which are specified as surviving the payment of the Obligations.

         2.6 OPTIONAL PREPAYMENTS. Subject to the proviso to subsection 2.4(a) and to Section 4.4, Borrowers may, from time to time, upon irrevocable notice to the Agent, which notice must be received by the Agent prior to 10:00 a.m. Chicago time (i) two Business Days prior to the date of prepayment in the case of Offshore Rate Loans or CD Rate Loans, and (ii) on the date of prepayment in the case of Base Rate Loans, ratably prepay outstanding Loans designated by Borrowers in whole or in part, in minimum amounts of $1,000,000 or any multiple of $500,000 in excess thereof (or if any Base Rate Loan has been made pursuant to subsection 2.18(b) or Section 3.3 in an aggregate amount equal to the aggregate amount of such Base Rate Loan). Such notice of prepayment shall specify the date and amount of such prepayment and the Loans to be prepaid. The Agent will promptly notify each Lender of its receipt of any such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by Borrowers, Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 3.4. Unless the Agent is instructed otherwise by Borrowers in writing, any prepayments pursuant to this Section 2.6 shall be applied first to any Base Rate Loans. Borrowers may from time to time (upon notice and procedures stated in Section 2.3 hereof) reborrow amounts which have been paid by Borrowers as optional prepayments.

         2.7 REPAYMENT. Borrowers shall repay to the Lenders on the Termination Date all Loans.

         2.8 INTEREST

                  (a Each Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to (i) the Offshore Rate plus the Applicable Margin , or (ii) the CD Rate Plus the Applicable Margin, or (iii) the Base Rate, as the case may be (and subject to Borrowers right to convert to other Types of Loans under Section 2.4). Each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Swing Line Rate or such other rate as may be agreed to from time to time by Borrowers and the Swing Line Lender.

                  (b Interest on each Loan shall be paid in arrears on each Interest Payment Date. Interest shall also be paid on the date of any conversion of Offshore Rate Loans under Section 2.4 and prepayment of Loans under Section 2.6 for the portion of the Loans so converted or prepaid and upon payment (including prepayment) in full thereof and, during the existence of any Event of Default, interest shall be paid on demand of the Agent at the request or with the consent of the Majority Lenders.

                  (c Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, Borrowers shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Loans and other Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2%; provided, however, that, on and after the expiration of any Interest Period applicable to any Offshore Rate Loan or CD Rate Loan outstanding on the date of occurrence of such Event of Default or acceleration, the principal amount of such Loan shall, during the continuation of such Event of Default or after acceleration, bear interest at a rate per annum equal to the Base Rate plus 2%.

                  (d Anything herein to the contrary notwithstanding, the obligations of Borrowers to any Lender hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Lender, and in such event Borrowers shall pay such Lender interest at the highest rate permitted by applicable law.

         2.9 FEES

                  (a ARRANGEMENT, AGENCY FEES. Holding Co. shall pay to the Agent and the Arranger for their own accounts, such fees as are required by the letter agreement ("Fee Letter") among Holding Co., the Agent and the Arranger dated September 28, 1998.

                  (b UPFRONT FEES. On the Closing Date Holding Co. shall pay to Agent for the benefit of Lenders such fees with respect to each Lender's Commitment ("Upfront Fees") as separately agreed by Arranger, Lenders and Borrowers.

                  (c COMMITMENT FEE. If during any calendar quarter prior to the Termination Date (or portion of the calendar quarter for 1998 and the calendar quarter in which the Termination Date occurs), the average daily balance of the Revolving Loan is less than $200,000,000, Borrowers shall pay to Agent, for the ratable benefit of the Lenders, in addition to any interest, late charges or liquidated damages due under this Agreement, an amount ("Commitment Fee") equal to the quotient of (i) an amount equal to (A) the positive difference between $200,000,000 and the average daily balance of the Loans during such calendar quarter (or portion of the calendar quarter for 1998 and the calendar quarter in which the Termination Date occurs), multiplied by
         (B) a rate equal to the Applicable Commitment Fee Percentage divided by
         (ii) four. The amount of any Commitment Fee shall be payable within five days after determination thereof by Agent and notice to Borrowers of the amount thereof.

                  (d L/C FEES. Borrowers agree to pay (i) to the Agent, for the ratable benefit of the Lenders, a per annum fee ("L/C Issuance Fee"), payable quarterly, in arrears, prorated for any period less than one year based on the Issuing Lender's customary practices, (a) with respect to the Letters of Credit which are cash collateralized in a manner acceptable to the Issuing Lender, equal to 0.250% of the undrawn face amount of such Letter of Credit from time to time, and (b) with respect to all other Letters of Credit, equal to the Applicable L/C Fee Percentage of the undrawn face amount of such Letter of Credit from time to time, in each case calculated on the basis of the actual daily undrawn face amount of Letters of Credit, and in any event the L/C Issuance Fee shall not be less than $150, plus (ii) to the applicable Issuing Lender, for such Issuing Lender's own account and not for the account of any Lender, in addition to the L/C Issuance Fee, such Issuing Lender's standard administrative operating fees and charges in effect from time to time for issuing and administering any Letter of Credit. In the event the applicable Issuing Lender consents to the extension or renewal of the term ("Extended Term") of a Letter of Credit pursuant to subsection 3.2(d) ("Extended Letter of Credit"), then Borrowers shall pay an additional L/C Issuance Fee with respect to each Extended Letter of Credit for each year or partial year the terms of such Extended Letter of Credit extends beyond the term specified in subsection 3.1(c). With respect to the payment of any fees or expenses that become due hereunder, Borrowers authorize and direct the Agent, at its option, to cause such payment to be paid when due by charging such payment as a Base Rate Loan advance pursuant to Section 2.3 of this Agreement.

         2.10  COMPUTATION OF FEES AND INTEREST

                  (a All computations of interest for Base Rate Loans when the Base Rate is determined by BA's "reference rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

                  (b Each determination of an interest rate by the Agent shall be conclusive and binding on Borrowers and the Lenders in the absence of manifest error. The Agent will, at the request of Borrowers or any Lender, deliver to Borrowers or the Lender, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate and the resulting interest rate.

         2.11  PAYMENTS BY BORROWERS

                  (a All payments to be made by Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by Borrowers shall be made to the Agent for the account of the Lenders at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 1:00 p.m. (Chicago time) on the date specified herein. The Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 1:00 p.m. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  (b Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (c Unless the Agent receives notice from Borrowers prior to the date on which any payment is due to the Lenders that Borrowers will not make such payment in full as and when required, the Agent may assume that Borrowers have made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrowers have not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

         2.12  PAYMENTS BY THE LENDERS TO THE AGENT

                  (a Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to Borrowers such amount, that Lender shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Lender with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify Borrowers of such failure to fund and, upon demand by the Agent, Borrowers shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

                  (b The failure of any Lender to make any Loan on any Borrowing Date shall not relieve any other Lender of any obligation hereunder to make a Loan on such Borrowing Date, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on any Borrowing Date.

         2.13 SHARING OF PAYMENTS, ETC. If, other than as expressly provided elsewhere herein (including in Section 2.15 with respect to any prepayment made to give effect to a non-pro-rata subscription for an increase in the Commitments or with respect to payments of principal of and interest on Swing Line Loans), any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of principal of or interest on any Loan, or any other amount payable hereunder in excess of its Pro Rata Share (or other share contemplated hereunder), such Lender shall immediately (a) notify the Agent of such fact, and
(b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying

Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments.

         2.14  EXTENSION OF SCHEDULED TERMINATION DATE: SUBSTITUTION OF LENDERS

                  (a At any time during the ten-day period commencing on October 30, 1999 and ending on November 8, 1999, Borrowers may, at their option, request all Lenders to extend the scheduled Termination Date by one year by means of a letter, addressed to each Lender and the Agent, substantially in the form of Exhibit H. Each Lender electing (in its sole and complete discretion) so to extend the scheduled Termination Date shall deliver signed counterparts of such letter to Borrowers and the Agent no later than 30 days after the date of such request by Borrowers (such 30th day, the "Extension Response Date"). Any Lender which does not deliver such counterparts by the Extension Response Date shall be deemed to have declined to extend the scheduled Termination
         Date). If all Lenders elect to extend the scheduled Termination Date, the scheduled Termination Date shall be extended for an additional one-year period on the date on which the Agent has received signed counterparts of such letter from all Lenders (and the Agent shall promptly notify Borrowers and the Lenders of such extensions). If all Lenders do not elect to extend the scheduled Termination Date, the provisions of subsection (b) below shall apply.

                  (b If the scheduled Termination Date is not extended pursuant to subsection (a) above after a request by Borrowers, Borrowers may, at any time prior to the 45th day after the Extension Response Date for such request, arrange for any Lender that did not elect to extend the Termination Date (a "Declining Lender") to assign its Loans, its Commitment and all of its other rights and obligations hereunder to one or more other Lenders and/or Eligible Assignees (any such Person, a "Successor Lender"); provided that no assignment to an Eligible Assignee which is not a Lender shall be effective without the prior written consent of the Agent (which consent shall not be unreasonably withheld or delayed). Any such assignment shall be made pursuant to an Assignment and Acceptance between the Declining Lender and each applicable Successor Lender (it being understood that no Declining Lender shall be required to make any such assignment unless all of such Declining Lender's Loans, Commitment and other rights and obligations hereunder are being assigned concurrently pursuant to one or more assignments). On the date of any such assignment, (i) the Successor Lender(s) shall pay to the Declining Lender an amount equal to the principal amount of all of such Declining Lender's outstanding Loans,
         (ii) Borrowers shall pay to the Declining Lender an amount equal to all accrued interest, fees and other amounts then owed to such Declining Lender hereunder or in connection herewith (including any amount payable pursuant to Section 4.4, assuming for such purpose that such Declining Lender's Offshore Rate Loans were prepaid on the date of such assignment) and (iii) the Declining Lender shall cease to be a Lender hereunder. If BA shall become a Declining Lender and is replaced as a Lender (and as an Issuing Lender and Swing Line Lender) pursuant to this subsection (b), BA shall resign as Agent and the provisions of
         Section 10.9 shall apply.

                  (c If all Declining Lenders have been replaced pursuant to subsection (b) on or before the 45th day after the applicable Extension Response Date, then the scheduled Termination Date shall be extended for an additional one-year period (and the Agent shall promptly notify Borrowers and the Lenders of such extension).

         2.15 OPTIONAL INCREASE COMMITMENTS. Borrowers may at any time, by means of a letter to the Agent and each Lender substantially in the form of Exhibit I request that the Lenders increase the combined Commitments; provided that (i) such letter shall be accompanied by evidence reasonably satisfactory to the Agent that the board of directors of each Borrower has approved such increase and (ii) in no event shall the aggregate amount of the combined Commitments exceed $250,000,000 without the written consent of all Lenders. Each Lender shall have the option (in its sole and complete discretion) to subscribe for its proportionate share of such increase, according to its then-existing Pro Rata Share. Each Lender shall respond to Borrowers' request within 20 Business Days by submitting a response in the form of Attachment 1 to Exhibit I to the Agent (and any Lender not responding within such period shall be deemed to have declined such request). At the option of Borrowers, any part of the proposed increase not so subscribed may be assumed, within ten Business Days after all Lenders have responded to (or are deemed to have declined) such request, by one or more existing Lenders and/or by one or more Persons meeting the qualifications of an Eligible Assignee, in amounts which are acceptable to Borrowers; it being understood that any assumption by a Person which is not an existing Lender shall be subject to consent of the Agent (which consent shall not be unreasonably withheld or delayed). Any increase in the combined Commitments pursuant to this Section 2.15 shall become effective on the earliest to occur of (a) the date on which the proposed increase has been fully subscribed, (b) ten Business Days after the date on which all Lenders have responded to (or are deemed to have declined) Borrowers' request for an increase, and (c) the date, which shall not be earlier than the date on which all Lenders have responded to (or are deemed to have declined) Borrowers' request for an increase, on which Borrower Representative notifies Agent that Borrowers accept an increase in the combined Commitments which is less than the full amount of the requested increase. The Agent shall promptly notify Borrowers and the Lenders of any increase in the amount of the combined Commitments pursuant to this Section 2.15 and of the Commitment and Pro Rata Share of each Lender after giving effect thereto. Borrowers acknowledge that, in order to maintain Loans in accordance with each Lender's Pro Rata Share, a reallocation of the Commitments as a result of a non-pro-rata subscription to an increase in the combined Commitments may require prepayment of all or portions of certain Loans on the date of such increase (and any such prepayment shall be subject to the provisions of Section 4.4).

         2.16 SWING LINE COMMITMENT. Subject to the terms and conditions of this Agreement, the Swing Line Lender agrees to make loans to Borrowers on a revolving basis (each such loan, a "Swing Line Loan") from time to time on any Business Day during the period from the Effective Date to the Termination Date in an aggregate principal amount at any one time outstanding not to exceed $5,000,000; provided that after giving effect to any proposed Swing Line Loan, the Total Outstandings shall not exceed the combined Commitments.

         2.17 BORROWING PROCEDURES FOR SWING LINE LOANS. Borrower Representative shall provide a Notice of Swing Line Loan or telephonic notice (followed by a confirming Notice of Swing Line Loan) of a proposed Swing Line Loan to the Agent and the Swing Line Lender not later than 12:00 noon Chicago time on the proposed Borrowing Date. Each such notice shall be effective upon receipt by the Agent and the Swing Line Lender and shall specify the date and the principal amount of such Swing Line Loan. Unless the Swing Line Lender has received written notice prior to 11:00 a.m. Chicago time on the proposed Borrowing Date from the Agent or any Lender that one or more of the conditions precedent set forth in Article 5 with respect to such Swing Line Loan is not then satisfied, the Swing Line Lender shall pay over the requested principal amount to Borrowers on the requested Borrowing Date in immediately available funds. Each Swing Line Loan shall be made on a Business Day and shall be in the amount of $1,000,000 or a higher integral multiple thereof. The Swing Line Lender will promptly notify the Agent of the making and amount of each Swing Line Loan. Each Swing Line Loan shall be paid in full by Borrowers on or before the seventh Business Day after the Borrowing Date for such Swing Line Loan and on the Termination Date.

         2.18 PREPAYMENT OR REFUNDING OF SWING LINE LOANS

                  (a Borrowers may, at any time and from time to time, prepay any Swing Line Loan to Borrowers in whole or in part, in an amount equal to $1,000,000 or a higher integral multiple thereof. Borrowers shall deliver a notice of prepayment in accordance with Section 11.2 to be received by the Agent and the Swing Line Lender not later than 11:00 a.m. Chicago time on the Business Day of such prepayment, specifying the date and amount of such prepayment. If such notice is given by Borrowers, the payment amount specified in such notice shall be due and payable on the date specified therein.

                  (b The Swing Line Lender may, at any time in its sole and absolute discretion, and shall, on the sixth Business Day after the Borrowing Date for each Swing Line Loan, on behalf of Borrowers (which hereby irrevocably direct the Swing Line Lender to act on their behalf), request each Lender to make a Loan in an amount equal to such Lender's Pro Rata Share of the principal amount of the Swing Line Loans to Borrowers outstanding on the date such notice is given. Unless any of the events described in subsection 9.1(f) or (g) shall have occurred (in which event the procedures of Section 2.19 shall apply), and regardless of whether the conditions precedent set forth in this Agreement to the making of Loans are then satisfied or the aggregate amount of such Loans is not in the minimum or integral amount otherwise required hereunder, each Lender shall make the proceeds of its Loan available to the Agent for the account of the Swing Line Lender at the Agent's Payment Office prior to 12:00 noon Chicago time in immediately available funds on the Business Day next succeeding the date such notice is given. The proceeds of such Loans shall be immediately applied to repay the outstanding Swing Line Loans of Borrowers. All Loans made pursuant to this Section 2.18 shall be Base Rate Loans (but, subject to the other provisions of this Agreement, may be converted to Offshore Rate Loans or CD Rate Loans).

         2.19 PARTICIPATIONS IN SWING LINE LOANS

                  (a) If an event described in subsection 9.1(f) or (g) exists (or for any reason the Lenders may not make Loans pursuant to Section 2.18, each Lender will, upon notice from the Agent, purchase from the Swing Line Lender (and the Swing Line Lender will sell to each Lender) an undivided participation interest in all outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the outstanding principal amount of the Swing Line Loans (and each Lender will immediately transfer to the Agent, for the account of the Swing Line Lender, in immediately available funds, the amount of its participation).

                  (b) Whenever, at any time after the Swing Line Lender has received payment for any Lender's participation interest in the Swing Line Loans pursuant to subsection 2.19(a), the Swing Line Lender receives any payment on account thereof, the Swing Line Lender will distribute to the Agent for the account of such Lender its participation interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participation interest was outstanding and funded) in like funds as received; provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Lender will return to the Agent for the account of the Swing Line Lender any portions thereof previously distributed by the Swing Line Lender to it in like funds as such payment is required to be returned by the Swing Line Lender.

         2.20 PARTICIPATION OBLIGATIONS UNCONDITIONAL

                  (a) Each Lender's obligation to make Loans pursuant to Section
         2.18 and/or to purchase participation interests in Swing Line Loans pursuant to Section 2.19 shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, either Borrower or any other Person for any reason whatsoever; (b) the occurrence or continuance of an Event of Default or Default; (c) any adverse change in the condition (financial or otherwise) of either Borrower or any other Person; (d) any breach of this Agreement or any other Loan Document by either Borrower or any other Person; (e) any inability of Borrowers to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which any such Loan is to be made or any participation interest therein in to be purchased; or (f) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

                  (b) Notwithstanding the provisions of subsection 2.20(a), no Lender shall be required to make any Loan to Borrowers to refund a Swing Line Loan pursuant to Section 2.18 or to purchase a participation interest in a Swing Line Loan pursuant to Section 2.19 if, prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line

         Lender received written notice from any Lender specifying that such Lender believed in good faith that one or more of the conditions precedent to the making of such Swing Line Loan were not satisfied and, in fact, such conditions precedent were not satisfied at the time of the making of such Swing Line Loan; provided that the obligation of such Lender to make such Loans and to purchase such participation interests shall be reinstated upon the earlier to occur of (i) the date on which such Lender notifies the Swing Line Lender that its prior notice has been withdrawn and (ii) the date on which all conditions precedent to the making of such Swing Line Loan have been satisfied (or waived by the Majority Lenders or all Lenders, as applicable).

         2.21 CONDITIONS TO SWING LINE LOANS. Notwithstanding any other provision of this Agreement, the Swing Line Lender shall not be obligated to make any Swing Line Loan if a Default or an Event of Default exists or would result therefrom.

         2.22 APPOINTMENT OF BORROWER REPRESENTATIVE. Each Borrower hereby designates Holding Co. as its representative and agent on its behalf for the purposes of issuing Notices of Borrowings, Notices of Swing Line Loans, Requests for Extension of Termination Date and Requests for Increase in Commitments, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

                                    ARTICLE 3

                              THE LETTERS OF CREDIT

         3.1 THE LETTER OF CREDIT SUBFACILITY.

                  (a) On the terms and conditions set forth herein (i) each Issuing Lender agrees, (A) from time to time on any Business Day during the period from the Closing Date to the Termination Date to issue Letters of Credit and/or Banker's Acceptances for the account of either Borrower, and to amend or renew Letters of Credit and/or Banker's Acceptances previously issued by it, in accordance with subsections 3.2(c) and 3.2(d), and (B) to honor properly drawn drafts under the Letters of Credit issued by it; and (ii) the Lenders severally agree to participate in Letters of Credit and Banker's Acceptances Issued for the account of either Borrower; provided that no Issuing Lender shall be obligated to Issue, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Total Outstandings exceed the combined Commitments, (2) the Effective Amount of all L/C Obligations would exceed the L/C Commitment, or (3) the participation of any Lender in the Effective Amount of all L/C Obligations plus the participation of such Lender in the principal amount of all outstanding Swing Line Loans plus the outstanding principal amount of the Loans of such Lender would exceed such Lender's Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the ability of the Borrowers to obtain Letters of Credit shall be fully revolving, and, accordingly, the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

                  (b) No Issuing Lender shall be under any obligation to Issue any Letter of Credit if:

                           (i) any order, judgment or decree of any Governmental
                  Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Lender from Issuing such Letter of Credit, or any Requirement of Law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Lender in good faith deems material to it (it being understood that the applicable Issuing Lender shall promptly notify the Borrowers and the Agent of any of the foregoing events or circumstances);


                           (ii) such Issuing Lender has received written notice
                  from any Lender, the Agent or either Borrower, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit or Bankers Acceptance, that one or more of the applicable conditions contained in Section 5 is not then satisfied;

                           (iii) the expiry date of such requested Letter of
                  Credit or Bankers Acceptance is after the Termination Date, unless all of the Lenders have approved such expiry date in writing;

                           (iv) such Letter of Credit does not provide for
                  drafts, or is not otherwise in form and substance acceptable to such Issuing Lender, or the Issuance of a Letter of Credit or Bankers Acceptance shall violate any applicable policies of such Issuing Lender; or

                           (v) such Letter of Credit or Bankers Acceptance is
                  denominated in a currency other than Dollars.

                  (c) Each Letter of Credit shall by its terms expire not later than the earlier of (i) the first anniversary of the date of issuance or extension (subject to extension or renewal by the Issuing Lender as contemplated by Section 3.2) and (ii) the Termination Date. Each Bankers Acceptance shall have a term of six months or less. Each Letter of Credit and each Bankers Acceptance shall by its terms provide for payment of drawings in Dollars.

                  (d) As of the Closing Date, the outstanding Letters of Credit listed on Schedule 3.1 which were originally issued pursuant to the Existing Credit Agreement shall be deemed to be issued by the Issuing Lender and outstanding under this Agreement and shall be subject to all of the terms and conditions of this Agreement.

         3.2 ISSUANCE, AMENDMENT AND RENEWAL OF LETTERS OF CREDIT.

                  (a) Each Letter of Credit shall be issued upon the irrevocable written request of Borrowers Representative received by the applicable Issuing Lender (with a copy sent by Borrower's Representative to the Agent) at least one Business Day (or such shorter time as the Issuing Lender and the Agent may agree in a particular instance in their sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately (by messenger or overnight courier) in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the applicable Issuing Lender: (i) the face amount of the Letter of Credit; (ii) the expiry date of the Letter of Credit;
         (iii) the name and address of the beneficiary thereof; (iv) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder; (v) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; (vi) the Borrower requesting the Issuance of such Letter of Credit; and
         (vii) such other matters as such Issuing Lender may require.

                  (b) Promptly upon receipt of any L/C Application or L/C Amendment Application, the applicable Issuing Lender will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of such L/C Application or L/C Amendment Application from the Borrowers and, if not, such Issuing Lender will provide the Agent with a copy thereof. Unless the applicable Issuing Lender has received on or before the Business Day immediately preceding the date such Issuing Lender is to issue a requested Letter of Credit, (A) notice from the Agent directing such Issuing Lender not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.1(a) as a result of the limitations set forth in clauses (1) through (3) thereof or (B) a notice described in subsection 3.1(b)(ii), then, subject to the terms and conditions hereof, such Issuing Lender shall, on the requested date, issue a Letter of Credit for the account of Borrowers in accordance with such Issuing Lender's usual and customary business practices.

                  (c) From time to time while a Letter of Credit is outstanding and prior to the Termination Date, the applicable Issuing Lender will, upon the written request of Borrower Representative received by such Issuing Lender (with a copy sent by Borrower Representative to the Agent) at least one Business Day (or such shorter time as the applicable Issuing Lender and the Agent may agree in a particular instance in their sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately (by messenger or overnight courier) in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to such Issuing Lender:
         (i) the Letter of Credit to be amended; iii) the proposed date of amendment of such Letter of Credit (which shall be a Business Day);
         (iii) the nature of the proposed amendment, and (iv) such other matters as such Issuing Lender may require. No Issuing Lender shall have any obligation to amend any Letter of Credit if: (A) such Issuing Lender would have no obligation, at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit. The Agent will promptly notify the Lenders of any Issuance of a Letter of Credit.

                  (d) The Issuing Lenders and the Lenders agree that, while a Letter of Credit is outstanding and prior to the Termination Date, at the option of Borrower Representative and upon the written request of Borrower Representative received by the applicable Issuing Lender (with a copy sent by Borrower Representative to the Agent) at least one Business Day (or such shorter time as the applicable Issuing Lender and the Agent may agree in a particular instance in their sole discretion) prior to the proposed date of notification of renewal, the applicable Issuing Lender shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the applicable Issuing
         Lender: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of such Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of such Letter of Credit (which, unless all Lenders otherwise consent in writing, shall be prior to the Termination Date); and (iv) such other matters pertaining to such Letter of Credit as such Issuing Lender may reasonably require. No Issuing Lender shall be under any obligation to renew any Letter of Credit if: (A) such Issuing Lender would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of such Letter of Credit does not accept the proposed renewal of such Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the applicable

         Issuing Lender that such Letter of Credit shall not be renewed, and if at the time of renewal such Issuing Lender would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.2(d) upon the request of Borrowers but such Issuing Lender shall not have received any L/C Amendment Application from Borrowers with respect to such renewal or other written direction by Borrowers with respect thereto, such Issuing Lender shall nonetheless be permitted to allow such Letter of Credit to renew, and Borrowers and the Lenders hereby authorize any such renewal, and, accordingly, such Issuing Lender shall be deemed to have received an L/C Amendment Application from Borrowers requesting such renewal.

                  (e) Each Issuing Lender may, at its election (or as required by the Agent at the direction of the Majority Lenders), deliver any notice of termination or other communication to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Termination Date.

                  (f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

                  (g) Each Issuing Lender will deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of such Letter of Credit or of such amendment or renewal.

         3.3 RISK PARTICIPATIONS, DRAWINGS AND REIMBURSEMENTS.

                  (a) Immediately upon the Issuance of each Letter of Credit on or after the Initial Closing Date, each Lender shall be deemed to and hereby irrevocably and unconditionally agrees to, purchase from the applicable Issuing Lender a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) such Lender's Pro Rata Share times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.1, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Lender by an amount equal to the amount of such participation.

                  (b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the applicable Issuing Lender will promptly notify Borrowers and the Agent. Borrowers shall (subject, if applicable, to their right to obtain Base Rate Loans as provided below) reimburse the applicable Issuing Lender prior to 10:30 a.m. Chicago time on each date that any amount is paid by such Issuing Lender under any Letter of Credit (each such date, an "Honor Date") in an amount equal to the amount so paid by such Issuing Lender; provided that, to the extent that any Issuing Lender accepts a drawing under a Letter of Credit after 10:30 a.m. Chicago time Borrowers will not be obligated to reimburse such

          Issuing Lender until the next Business Day and the "Honor Date" for such Letter of Credit shall be such next Business Day. If Borrowers fail to reimburse an Issuing Lender for the full amount of any drawing under any Letter of Credit by 10:30 a.m. Chicago time on the Honor Date, such Issuing Lender will promptly notify the Agent and the Agent will promptly notify each Lender thereof, and Borrowers shall be deemed to have requested that Base Rate Loans be made by the Lenders to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the combined Commitments and subject to the conditions set forth in Section 5.2 other than
          Section 5.2(a). Any notice given by the Issuing Lender or the Agent pursuant to this subsection 3.3(b) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                  (c) Each Lender shall upon any notice pursuant to subsection 3.3(b) make available to the Agent for the account of the applicable Issuing Lender an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the Lenders shall (subject to subsection 3.3(d)) each be deemed to have made a Loan consisting of a Base Rate Loan to Borrowers in such amount. If any Lender so notified fails to make available to the Agent for the account of the applicable Issuing Lender the amount of such Lender's Pro Rata Share of the amount of such drawing by no later than 1:00 p.m. Chicago time on the Honor Date, then interest shall accrue on such Lender's obligation to make such payment, from the Honor Date to the date such Lender makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligations under this
         Section 3.3.

                  (d) With respect to any unreimbursed drawing that is not converted into Base Rate Loans, in whole or in part, because of the failure of Borrowers to satisfy the conditions set forth in Section 5.2 (other than subsection 5.2(a) which need not be satisfied) or for any other reason, Borrowers shall be deemed to have incurred from the applicable Issuing Lender an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand and shall bear interest (payable on demand) at a rate per annum equal to the Base Rate plus 2%, and each Lender's payment to such Issuing Lender pursuant to subsection 3.3(c) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 3.3.

                  (e) Each Lender's obligation in accordance with this Agreement to make the Loans or L/C Advances, as contemplated by this Section 3.3, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to any Issuing Lender and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the applicable Issuing

         Lender, Borrowers or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default, or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that each Lender's obligation to make Loans under this Section
         3.3 is subject to the conditions set forth in Section 5.2 (other than subsection 5.2(a)).


          3.4     REPAYMENT OF PARTICIPATIONS.

                  (a) Upon (and only upon) receipt by the Agent for the account of an Issuing Lender of immediately available funds from or on behalf of Borrowers (i) in reimbursement of any payment made by such Issuing Lender under a Letter of Credit with respect to which any Lender has paid the Agent for the account of such Issuing Lender for such Lender's participation in such Letter of Credit pursuant to Section 3.3 or (ii) in payment of interest thereon, the Agent will pay to each Lender, in the same funds as those received by the Agent for the account of such Issuing Lender, the amount of such Lender's Pro Rata Share of such funds, and such Issuing Lender shall receive the amount of the Pro Rata Share of such funds of any Lender that did not so pay the Agent for the account of such Issuing Lender.

                  (b) If the Agent or an Issuing Lender is required at any time to return to either Borrower, or to a trustee, receiver, liquidator or custodian, or to any official in any Insolvency Proceeding, any portion of any payment made by or on behalf of such Borrower to the Agent for the account of an Issuing Lender pursuant to subsection 3.4(a) in reimbursement of a payment made under a Letter of Credit or interest or fee thereon, each Lender shall, on demand of the Agent, forthwith return to the Agent or the applicable Issuing Lender the amount of its Pro Rata Share of any amount so returned by the Agent or such Issuing Lender plus interest thereon from the date such demand is made to the date such amount is returned by such Lender to the Agent or such Issuing Lender, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

          3.5     ROLE OF THE ISSUING LENDER.

                  (a) Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, the applicable Issuing Lender shall not have any responsibility to obtain any document (other than any sight draft and certificate expressly required by such Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

                  (b) No Issuing Lender or Agent-Related Person, nor any of their respective correspondents, participants or assignees, shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders (including the Majority Lenders, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C Related Document.

                  (c) The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude either Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Issuing Lender or Agent-Related Person, nor any of their respective correspondents, participants or assignees, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3 6; provided that, anything in such clauses to the contrary notwithstanding, Borrowers may have a claim against an Issuing Lender, and such Issuing Lender may be liable to Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by Borrowers which Borrowers prove were caused by such Issuing Lender's willful misconduct or gross negligence or such Issuing Lender's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) and/or documents strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing: (i) an Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary (absent such Issuing Lender's willful misconduct or gross negligence); and (ii) no Issuing Lender shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason (absent such Issuing Lender's gross negligence or willful misconduct).

         3.6 OBLIGATIONS ABSOLUTE. The obligations of Borrowers under this Agreement and any L/C-Related Document to reimburse the applicable Issuing Lender for a drawing under a Letter of Credit issued for the account of either Borrower, and to repay any L/C Borrowing and any drawing under any such Letter of Credit converted into Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

                           (i) any lack of validity or enforceability of this
                  Agreement or any L/C-Related Document;

                           (ii) any change in the time, manner or place of
                  payment of, or in any other term of, all or any of the obligations of the applicable Borrower in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

                           (iii) the existence of any claim, set-off, defense or
                  other right that either Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable Issuing Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by any L/C-Related Document or any unrelated transaction;

                           (iv) any draft, demand, certificate or other document
                  presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

                           (v) any payment by an Issuing Lender under any Letter
                  of Credit against presentation of a draft or certificate or document that does not strictly comply with the terms of such Letter of Credit; or any payment made by an Issuing Lender under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

                           (vi) any exchange, release or non-perfection of any
                  collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of either Borrower in respect of any Letter of Credit; or

                           (vii) any other circumstance or happening whatsoever,
                  whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Borrowers.

         3.7 If any Letter of Credit remains outstanding and partially or wholly undrawn as of the Termination Date, then Borrowers jointly and severally agree to immediately Cash Collateralize the L/C Obligations in an amount equal to the maximum amount then available to be drawn under all Letters of Credit.

         3.8 The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce ("UCP") most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in such Letter of Credit) apply to such Letter of Credit.

                                    ARTICLE 4

                     TAXES, YIELD PROTECTION AND ILLEGALITY

         4.1      TAXES.

                  (a) Any and all payments by Borrowers to any Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, Borrowers shall pay all Other Taxes.

                  (b) If Borrowers shall be required by law to deduct or withhold any Taxes, Other Taxes or Further Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                           (i) the sum payable shall be increased as necessary
                  so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Lender or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

                           (ii) Borrowers shall make such deductions and
                  withholdings;

                           (iii) Borrowers shall pay the full amount deducted or
                  withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                           (iv) Borrowers shall also pay to each Lender or the
                  Agent for the account of such Lender, at the time interest is paid, Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed.

                  (c) Borrowers agree to indemnify and hold harmless each Lender and the Agent for the full amount of (i) Taxes, (ii) Other Taxes, and
         (iii) Further Taxes in the amount that the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Lender or the Agent makes written demand therefor.

                  (d) If any Lender becomes entitled to claim any indemnification payment pursuant to this Section 4.1, it shall notify Borrowers thereof within 90 days after such Lender becomes aware of the nature and extent of such claim and shall also notify Agent thereof. A certificate as to any additional amounts payable pursuant to this
         Section 4.1 submitted by a Lender to Borrowers shall be conclusive absent manifest error. Such certificate shall outline in reasonable detail the computation of any amounts claimed by it under this Section
         4.1 and the assumptions underlying such computation. No Lender shall, however, be required to disclose, in such certificate or otherwise, any proprietary or confidential information. No Lender shall be entitled to any indemnification payment under this Section 4.1 unless it shall have notified Borrowers that it will demand indemnification not later than 90 days after the date on which the Lender becomes aware of the nature and extent of the claim.

                  (e) Within 30 days after the date of any payment by Borrowers of Taxes, Other Taxes or Further Taxes, Borrowers shall furnish to each Lender or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Lender or the Agent.

                  (f) If Borrowers are required to pay any amount to any Lender or the Agent pursuant to subsection (b) or (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by Borrowers which may thereafter accrue, if such change in the sole judgment of such Lender is not otherwise disadvantageous to such Lender.

         4.2      ILLEGALITY

                  (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make Offshore Rate Loans, then, on notice thereof by the Lender to Borrowers through the Agent, any obligation of that Lender to make Offshore Rate Loans shall be suspended until the Lender notifies the Agent and Borrowers that the circumstances giving rise to such determination no longer exist.

                  (b) If a Lender determines that it is unlawful to maintain any Offshore Rate Loan, Borrowers shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such Offshore Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Offshore Rate Loan. If Borrowers are required to so prepay any Offshore Rate Loan, then concurrently with such prepayment, Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

                  (c) If the obligation of any Lender to make or maintain Offshore Rate Loans has been so terminated or suspended, Borrowers may elect, by giving notice to the Lender through the Agent that all Loans which would otherwise be made by the Lender as Offshore Rate Loans shall be instead Base Rate Loans.

                  (d) Before giving any notice to the Agent under this Section, the affected Lender shall designate a different Lending Office with respect to its Offshore Rate Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Lender, be illegal or otherwise disadvantageous to the Lender.

         4.3      INCREASED COSTS AND REDUCTION OF RETURN

                  (a) If any Lender determines that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Offshore Rate Loans or CD Rate Loans or participating in any Letter of Credit, or, in the case of Issuing Lender, any increase in the cost to Issuing Lender of agreeing to Issue, Issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                  (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender (or its Lending Office) or any corporation controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, Loans, credits or obligations under this Agreement, then, upon demand of such Lender to Borrowers through the Agent, Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

                  (c) Upon receiving a demand to pay amounts pursuant to subsection 4.3(a) or 4.3(b), Borrowers may require the applicable Lender to provide an opinion from such Lender's legal counsel or independent accountants to the effect that (i) events of the type described in subsection 4.3(a) or 4.3(b), as the case may be, have occurred, and (ii) as a result of the occurrence of such events, the Lender has incurred costs of the type described in subsection 4.3(a) or 4.3(b), as the case may be. The fees and expenses of the legal counsel or independent accountants of the Lender shall be borne by Borrowers.

         4.4 FUNDING LOSSES. Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense which the Lender may sustain or incur as a consequence of:

                  (a) the failure of Borrowers to make on a timely basis any payment of principal of any Offshore Rate Loan or CD Rate Loan;

                  (b) the failure of Borrowers to borrow, continue or convert a Loan after Borrowers have given (or are deemed to have given) a Notice of Borrowing or a Notice of Conversion/ Continuation;

                  (c) the failure of Borrowers to make any prepayment in accordance with any notice delivered under Section 2.6;

                  (d) the prepayment or other payment (including after acceleration thereof) of an Offshore Rate Loan or a CD Rate Loan on a day that is not the last day of the relevant Interest Period; or

                  (e) the automatic conversion under Section 2.4 of any Offshore Rate Loan or CD Rate Loan to a Base Rate Loan on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or CD Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. For purposes of calculating amounts payable by Borrowers to the Lenders under this Section and under subsection 4.3(a), (i) each Offshore Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the LIBOR used in determining the Offshore Rate for such Offshore Rate Loan by a matching deposit or other borrowing in the interbank Eurodollar market for a comparable amount and for a comparable period, whether or not such Offshore Rate Loan is in fact so funded, and (ii) each CD Rate Loan made by a Lender (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded at the rate used in determining the CD Rate for such CD Rate Loan by the issuance of Agent's certificate of deposit in a comparable amount and for a comparable period, whether or not such CD Rate Loan is in fact so funded.

         4.5 INABILITY TO DETERMINE RATES. If the Agent determines that for any reason adequate and reasonable means do not exist for determining the Offshore Rate or the CD Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or CD Rate Loan, or that the Offshore Rate or the CD Rate applicable pursuant to subsection 2.8(a) for any requested Interest Period with respect to a proposed Offshore Rate Loan or CD Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain CD Rate Loans or Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent upon the instruction of the Majority Lenders revokes such notice in writing. Upon receipt of such notice, Borrowers may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If Borrowers do not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by Borrowers, in the amount specified in the applicable notice submitted by Borrowers, but such Loans shall be made, converted or continued as Base Rate Loans instead of CD Rate Loans or Offshore Rate Loans, as the case may be.

         4.6 RESERVES ON OFFSHORE RATE LOANS. Borrowers shall pay to each Lender, as long as such Lender shall be required under regulations of the FRB to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional costs on the unpaid principal amount of each Offshore Rate Loan equal to the actual costs of such reserves allocated to such Loan by the Lender (as determined by the Lender in good faith, which determination shall be conclusive), payable on each date on which interest is payable on such Loan, provided Borrowers shall have received at least 15 days' prior written notice (with a copy to the Agent) of such additional interest from the Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be payable 15 days from receipt of such notice.

         4.7 CERTIFICATES OF LENDERS. Any Lender claiming reimbursement or compensation under this Article 4 shall deliver to Borrowers (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Lender hereunder and such certificate shall be conclusive and binding on Borrowers in the absence of manifest error.

         4.8 SUBSTITUTION OF LENDERS. Upon the receipt by Borrowers from any Lender (an "Affected Lender") of a claim for compensation under Section 4.3, Borrowers may: (i) request the Affected Lender to use its best efforts to obtain a replacement Lender or financial institution satisfactory to Borrowers to acquire and assume all or a ratable part of all of such Affected Lender's Loans and Commitment (a "Replacement Lender"); (ii) request one more of the other Lenders to acquire and assume all or part of such Affected Lender's Loans and Commitment; or (iii) designate a Replacement Lender. Any such designation of a Replacement Lender under clause (i) or (iii) shall be subject to the prior written consent of the Agent (which consent shall not be unreasonably withheld).

         4.9 SURVIVAL. The agreements and obligations of Borrowers in this
Article 4 shall survive the payment of all other Obligations.

                                    ARTICLE 5

                              CONDITIONS PRECEDENT

         5.1 CONDITION OF INITIAL LOANS. The obligation of each Lender to make its initial Loan hereunder is subject to the condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance reasonably satisfactory to the Agent and each Lender, and in sufficient copies for each Lender:

                  (a) CREDIT AGREEMENT AND NOTES. This Agreement and the Notes executed by each party thereto;

                  (b) RESOLUTIONS; INCUMBENCY

                           (i) Copies of the resolutions of the board of
                  directors of each Borrower and each Subsidiary that may become party to a Loan Document authorizing the transactions contemplated hereby, certified as of the Closing Date by the Secretary or an Assistant Secretary of such Person; and

                           (ii) A certificate of the Secretary or Assistant
                  Secretary of each Borrower, and each Subsidiary that may become party to a Loan Document certifying the names and true signatures of the officers of such Borrower or such Subsidiary authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

                  (c) ORGANIZATION DOCUMENTS; GOOD STANDING. Each of the following documents:

                           (i) the articles or certificate of incorporation and
                  the bylaws of each Borrower and each Subsidiary party to any Loan Document as in effect on the Closing Date, certified by the Secretary or Assistant Secretary of such Borrower or such Subsidiary as of the Closing Date; and

                           (ii) a good standing certificate for each Borrower
                  and each Subsidiary party to any Loan Document from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation and each state where such Borrower or such Subsidiary is qualified to do business as a foreign corporation as of a recent date, together with a bring-down certificate by facsimile, dated the Closing Date;

                  (d) LEGAL OPINION. An opinion of Sonnenschein, Nath & Rosenthal, counsel to Borrowers and addressed to the Agent and the Lenders, substantially in the form of Exhibit E;

         (e) PAYMENT OF FEES. Evidence of payment by Borrowers of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with Attorney Costs of BA to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute BA's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between Borrowers and BA); including any such costs, fees and expenses arising under or referenced in Sections 2.9 and 11.4;

                  (f) CERTIFICATE. A certificate signed by a Responsible Officer, dated as of the Closing Date, stating that:

                           (i) the representations and warranties contained in
                  Article 6 are true and correct on and as of such date, as though made on and as of such date;

                           (ii) no Default or Event of Default exists or would
                  result from the initial Borrowing; and

                           (iii) there has occurred since July 31, 1998 no event
                  or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

                  (g) OTHER DOCUMENTS. Such other approvals, opinions, documents or materials as the Agent or any Lender may reasonably request.

         5.2 CONDITIONS TO ALL LOANS, The obligation of each Lender to make any Loan to be made by it (including its initial Loan) or to continue or convert any Loan under Section 2.4 and the obligation of the Issuing Lender to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Conversion/Continuation Date or Issuance Date:

                  (a) NOTICE; APPLICATION. The Agent shall have received (with, in the case of the initial Loan only, a copy for each Lender) a Notice of Borrowing or a Notice of Conversion/Continuation, as applicable or, in the case of the Issuance of any Letter of Credit, the Issuing Lender and the Agent shall have received an Application as required under
         Section 3.2;

                  (b) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in Article 6 shall be true and correct on and as of such Borrowing Date or Conversion/Continuation Date or Issuance Date with the same effect as if made on and as of such Borrowing Date or Conversion/Continuation Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); provided, however, that Borrowers may from time to time update the information set forth in the Schedules referred to in Article 6 for changes occurring subsequent to the Closing Date so long as the new matters set forth in the updated Schedules have not resulted in, and cannot reasonably be expected to result in, a Material Adverse Effect; and

                  (c) NO EXISTING DEFAULT. No Default or Event of Default shall exist or shall result from such Borrowing or continuation or conversion.

Each Notice of Borrowing and Notice of Conversion/Continuation submitted by Borrowers hereunder shall constitute a representation and warranty by Borrowers hereunder, as of the date of each such notice and as of each Borrowing Date or Conversion/Continuation Date or Issuance Date, as applicable, that the conditions in this Section 5.2 are satisfied.

                                    ARTICLE 6

                         REPRESENTATIONS AND WARRANTIES

         Borrowers, jointly and severally, represent and warrant to the Agent and each Lender that:

         6.1 CORPORATE EXISTENCE AND POWER. Each Borrower and each of its
Subsidiaries:

                  (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                  (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

                  (c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

                  (d)      is in compliance with all Requirements of Law;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

         6.2 CORPORATE AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Borrower and its Subsidiaries of this Agreement and each other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action, and do not and will not:

                  (a) contravene the terms of any of that Person's Organization Documents;

                  (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or

                  (c) violate any Requirement of Law.

         6.3 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Borrowers or any of their Subsidiaries of this Agreement or any other Loan Document.

         6.4 BINDING EFFECT. This Agreement and each other Loan Document to which any Borrower or any of its Subsidiaries is a party constitute the legal, valid and binding obligations of such Borrower and any of its Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with their respective terms.

         6.5 LITIGATION. Except as specifically disclosed in Schedule 6.5, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of Borrowers, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against any Borrower, or its Subsidiaries or any of their respective properties which:

                  (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby; or

                  (b) if determined adversely to such Borrower or its Subsidiaries, could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

         6.6 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by Borrowers. As of the Closing Date, neither any Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Closing Date, create an Event of Default under subsection 9.1(e).

         6.7      ERISA COMPLIANCE.  Except as specifically disclosed in
Schedule 6.7:

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of Borrowers, nothing has occurred which would cause the loss of such qualification. Each Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability;
         (iii) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

         6.8 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.12 and Section 8.8. Neither any Borrower nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

         6.9 TITLE TO PROPERTIES. Each Borrower and each Subsidiary has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. As of the Closing Date, the property of each Borrower and its Subsidiaries is subject to no Liens, other than Permitted Liens.

         6.10 TAXES. Each Borrower and its Subsidiaries has filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

         6.11 FINANCIAL CONDITION.

                  (a) The unaudited consolidated financial statements of Holding Co. and its Subsidiaries dated July 31, 1998, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the Fiscal Quarter ended on that date:

                           (i) were prepared in accordance with GAAP
                  consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments;

                           (ii) fairly present the financial condition of
                  Holding Co. and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                           (iii) except as specifically disclosed in Schedule
                  6.11, show all material indebtedness and other liabilities, direct or contingent, of Holding Co. and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

                  (b) Since July 31, 1998, there has been no Material Adverse Effect.

         6.12 ENVIRONMENTAL MATTERS. Except as specifically disclosed in
Schedule 6.12, each Borrower and its Subsidiaries are in compliance with all applicable Environmental Laws and no Environmental Claims have been asserted against any Borrower or any of its Subsidiaries which in either case could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         6.13 REGULATED ENTITIES. No Borrower, no Person controlling any Borrower, and no Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

         6.14 NO BURDENSOME RESTRICTIONS. Neither any Borrower nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, any of which could reasonably be expected to have a Material Adverse Effect.

         6.15 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. Each Borrower or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Borrower or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 6.5, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of Borrowers, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         6.16 SUBSIDIARIES. As of the Closing Date, Borrowers have no Subsidiaries other than those specifically disclosed in part (a) of Schedule
6.16 hereto and have no equity investments in any other corporation or entity other than those specifically disclosed in part (b) of Schedule 6.16.

         6.17 INSURANCE. Except as specifically disclosed in Schedule 6.17, the properties of each Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of any Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Borrower or such Subsidiary operates. Agent and each Lender acknowledge and agree that the insurance coverages and insurers set forth in the summary of insurance provided by Borrowers prior to the Closing Date satisfies the requirements of this Section 6.17 as of the Closing Date.

         6.18 SWAP OBLIGATIONS. Neither any Borrower nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts.

         6.19 FULL DISCLOSURE. None of the representations or warranties made by any Borrower or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Borrower or any Subsidiary in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

         6.20 SUBORDINATED DEBT. The subordination provisions of the Indenture and the Senior Subordinated Notes are enforceable against the holders of the Senior Subordinated Notes by Agent and the Lenders. All Obligations, including the Obligations to pay principal of and interest on the Obligations, constitute Senior Indebtedness entitled to the benefits of the subordination provisions contained in the Indenture and the Senior Subordinated Notes. The principal of and interest on the Notes and all other Obligations will constitute "senior indebtedness" as that or any similar term is or may be used in any other instrument evidencing or applicable to any other Subordinated Debt.

Borrowers acknowledge that Agent and each Lender are entering into this Agreement and are extending the Commitments in reliance upon the subordination provisions of the Indenture and the Senior Subordinated Notes and this Section
6.20. The provisions of this Section 6.20 shall be applicable only during such time as the Senior Subordinated Notes remain outstanding.

         6.21 TRANSFER OF OPERATING ASSETS. Pursuant to the Plan of Internal Restructuring, substantially all of the operating, manufacturing, sales and marketing assets and related liabilities of Holding Co. (but not Holding Co.'s intellectual property rights, other than pursuant to licenses of such rights by Holding Co. to Operating Co.), were transferred by Holding Co. to Operating Co., effective as of January 31, 1998.

         6.22 YEAR 2000 COMPLIANCE. Borrowers have conducted a comprehensive review and assessment of Borrowers' computer applications and made inquiry of Borrowers' and their Subsidiaries key suppliers, vendors and customers with respect to the "year 2000 problem" (that is, the risk that computer applications may not be able to properly perform date-sensitive functions after December 31,
1999) and, based on that review and inquiry, Borrowers do not believe the year 2000 problem will result in a material adverse change in Borrowers' business condition (financial or otherwise), operations, properties or prospects, or ability to repay the obligations.

                                    ARTICLE 7

                              AFFIRMATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing:

         7.1 FINANCIAL STATEMENTS. Borrowers shall deliver to the Agent, in form and detail satisfactory to the Agent and the Majority Lenders, with sufficient copies for each Lender:

                  (a) as soon as available, but not later than 90 days after the end of each Fiscal Year (commencing with the Fiscal Year ended January 31, 1999), a copy of the audited consolidated balance sheet of Borrowers and their Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous Fiscal Year, and accompanied by the opinion of KPMG Peat Marwick LLP or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited as to the scope of audit or the financial condition of Borrowers and their Subsidiaries as a going concern; and

                  (b) as soon as available, but not later than 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year (commencing with the Fiscal Quarter ended October 31, 1998), a copy of the unaudited consolidated balance sheet of Borrowers and their Subsidiaries as of the end of such quarter and the related consolidated statements of income or operations, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of Borrowers and their Subsidiaries.

         7.2 CERTIFICATES; OTHER INFORMATION. Borrowers shall furnish to the Agent, with sufficient copies for each Lender:

                  (a) concurrently with the delivery of the financial statements referred to in subsection 7.1(a), a statement of performance versus financial covenants included in Holding Co.'s annual report;

                  (b) concurrently with the delivery of the financial statements referred to in subsections 7.1(a) and (b), a Compliance Certificate executed by a Responsible Officer;

                  (c) promptly, copies of all financial statements and reports that any Borrower sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that any Borrower or any Subsidiary may make to, or file with, the SEC;

                  (d) Within 30 days after the beginning of each Fiscal Year Borrowers' "corporate business plan" in form and content reasonably acceptable to Agent together with appropriate supporting details as reasonably requested by Agent; and

                  (e) promptly, such additional information regarding the business, financial or corporate affairs of any Borrower or any Subsidiary as the Agent, at the request of any Lender, may from time to time reasonably request.

         7.3 NOTICES. Borrowers shall promptly notify the Agent and each Lender:

                  (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default;

                  (b) of (i) any breach or non-performance of, or any default under, a Contractual Obligation of any Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Borrower or any Subsidiary and any Governmental Authority;
         (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Borrower or any Subsidiary; including pursuant to any applicable Environmental Laws; or (iv) any change in the financial condition or operations of any Borrower or any Subsidiary, which has resulted, or is likely to result, in a Material Adverse Effect;

                  (c) of the occurrence of any of the following events affecting any Borrower or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Lender a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to any Borrower or any ERISA Affiliate with respect to such event:

                           (i) an ERISA Event;

                           (ii) a material increase in the Unfunded Pension
                  Liability of any Pension Plan;

                           (iii) the adoption of, or the commencement of
                  contributions to, any Plan subject to Section 412 of the Code by any Borrower or any ERISA Affiliate; or

                           (iv) the adoption of any amendment to a Plan subject
                  to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability.

                  (d) of any material change in accounting policies or financial reporting practices by any Borrower or any of its consolidated Subsidiaries.

         Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action (if any) the affected Borrower or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or foreseeably will be) breached or violated.

         7.4 PRESERVATION OF CORPORATE EXISTENCE, ETC. Each Borrower shall, and shall cause each Subsidiary to:

                  (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

                  (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 8.4 and sales of assets permitted by Section 8.3;

                  (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

                  (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         7.5 MAINTENANCE OF PROPERTY. Each Borrower shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted, except as permitted by Section 8.3. Each Borrower and each Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities.

         7.6 INSURANCE. Each Borrower shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. Agent and each Lender acknowledge and agree that the insurance coverages and insurers set forth in the summary of insurance provided by Borrowers prior to the Closing Date satisfied the requirements of this Section 7.6 as of the Closing Date.

         7.7 PAYMENT OF OBLIGATIONS. Each Borrower shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

                  (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by such Borrower or such Subsidiary;

                  (b) all lawful claims which, if unpaid, would by law become a Lien (other than a Permitted Lien) upon its property; and

                  (c) all indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         7.8 COMPLIANCE WITH LAWS. Each Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.



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         7.9 COMPLIANCE WITH ERISA. Each Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

         7.10 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. Each Borrower shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in conformity with GAAP consistently applied. Each Borrower shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Lender to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Borrowers. If any Default or Event of Default exists, such inspection shall be at the expense of Borrowers, otherwise it shall be at the expense of the Lenders. If any Default or Event of Default exists, such inspection may be conducted at any time during normal business hours and without advance notice.

         7.11 ENVIRONMENTAL LAWS. Each Borrower shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

         7.12 USE OF PROCEEDS. Borrowers shall use the proceeds of the Loans for
(i) the refinancing of existing indebtedness, (ii) the repurchase of Senior Subordinated Notes, and (iii) working capital and other general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.


                                    ARTICLE 8

                               NEGATIVE COVENANTS

         So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Lenders waive compliance in writing:

         8.1 LIMITATION ON LIENS. No Borrower shall, or shall suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                  (a) any Lien existing on property of any Borrower or any Subsidiary on the Closing Date and set forth in Schedule 8.1 securing Indebtedness outstanding on such date;

                  (b) any Lien created under any Loan Document;

                  (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.7, provided that no notice of lien has been filed or recorded under the Code;

                  (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

                  (e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (f) Liens on the property of any Borrower or any Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) contingent obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business, provided all such Liens in the aggregate would not (even if enforced) cause a Material Adverse Effect;

                  (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such liens in the aggregate at any time outstanding for Borrowers and their Subsidiaries do not exceed $500,000;

                  (h) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, do not interfere with the ordinary conduct of the businesses of Borrowers and their Subsidiaries;

                  (i) purchase money security interests on any property acquired or held by Borrowers or their Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) such Lien attaches solely to the property so acquired in such transaction, (ii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iii) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed, together with Indebtedness permitted under subsection 8.6(e), $500,000;



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

                  (j) Liens securing obligations in respect of capital leases on assets subject to such leases, provided that such capital leases are otherwise permitted hereunder;

                  (k) Liens arising solely by virtue of any statutory or common law provision relating to Lender's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that, except for deposits serving as cash collateral for Letters of Credit, (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Borrower in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by any Borrower or any Subsidiary to provide collateral to the depository institution;

                  (l) Liens on any property securing Indebtedness permitted to be incurred pursuant to subsections 8.6(d) and (g).

         8.2 NEGATIVE PLEDGE AGREEMENTS. No Borrower shall, or shall suffer or permit any Subsidiary to, directly or indirectly, become subject to any contractual restriction (other than restrictions set forth in this Agreement) that would limit or preclude such Borrower or such Subsidiary from granting liens on its assets to secure Indebtedness that is senior in right of payment to the Senior Subordinated Notes.

         8.3 DISPOSITION OF ASSETS. No Borrower shall, or shall suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

                  (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

                  (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

                  (c) dispositions of inventory by any Borrower or any Subsidiary to any Borrower or any Subsidiary pursuant to reasonable business requirements;

                  (d) transfers of assets by any Subsidiary to any Borrower; and

                  (e) dispositions not otherwise permitted hereunder which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash, and (iii) the aggregate value of all assets so sold by Borrowers and their Subsidiaries, together, shall not exceed in any fiscal year $500,000.



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

         8.4 CONSOLIDATIONS AND MERGERS. No Borrower shall, or shall suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, or to liquidate or dissolve its business, except:

                  (a) any Subsidiary may merge with any Borrower, provided that Borrower shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

                  (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to any Borrower or another Wholly-Owned Subsidiary.

         8.5 LOANS AND INVESTMENTS. No Borrower shall purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of any Borrower (together, "Investments"), except for:

                  (a) Investments held by any Borrower or Subsidiary in the form of cash equivalents or short term marketable securities;

                  (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

                  (c) extensions of credit by any Borrower to any of its Wholly-Owned Subsidiaries or by any of its Wholly-Owned Subsidiaries to another of its Wholly-Owned Subsidiaries;

                  (d) Investments incurred in order to consummate Acquisitions otherwise permitted herein, provided that (i) Borrowers deliver to the Agent not less than 30 days prior written notice of any such Acquisition, (ii) No Default or Event of Default shall have occurred and be continuing or would occur or exist upon consummation of the Acquisition, (iii) Borrowers deliver to Agent not less than ten Business Days prior to the effective date of the Acquisition calculations in reasonable detail and in form and content acceptable to Agent demonstrating compliance on a pro-forma basis with the covenants contained in Sections 8.17 and 8.18 for the 12-month period immediately preceding the proposed effective date of the Acquisition or the 12-month period immediately following the proposed effective date of the Acquisition calculated on the basis that the Acquisition had occurred effective as of the first day of each of such 12-month periods, (iv) Borrowers deliver to Agent not less than ten Business Days prior to the effective date of the Acquisition calculations in reasonable detail


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

         and in form and content acceptable to Agent demonstrating that Borrower's Consolidated Total Funded Debt to Cash Flow Ratio would not exceed 3.25 to 1.0 immediately after the consummation of such Acquisition, (v) the total consideration paid for any such Acquisition (including the assumption of Indebtedness) shall not exceed $30,000,000 at the time of such Investment, (vi) such Acquisitions are undertaken in accordance with all applicable Requirements of Law, and (vii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained, and provided, further, that with respect to any Acquisitions as to which the conditions set forth in the foregoing clauses (i) through (iv) and (vi) and (vii) are satisfied but the total consideration paid exceeds the limitation set forth in the foregoing clause (v), Lenders and Agent agree that their consent thereto will not be unreasonably withheld; and

                  (e) Investments constituting Permitted Swap Obligations or payments or advances under Swap Contracts relating to Permitted Swap Obligations.

         8.6 LIMITATION ON INDEBTEDNESS. No Borrower shall, or shall suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (a) Indebtedness incurred pursuant to this Agreement;

                  (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.9;

                  (c) Indebtedness evidenced by the Senior Subordinated Notes;

                  (d) Indebtedness existing on the Closing Date and set forth in
         Schedule 8.6;

                  (e) Indebtedness secured by Liens permitted by subsection 8.1(i) in an aggregate amount outstanding not to exceed $500,000;

                  (f) Indebtedness incurred in connection with leases permitted pursuant to Section 8.11;

                  (g) Indebtedness secured by Liens permitted under subsection 8.1(l) in an aggregate amount outstanding not to exceed the remainder of (i) $7,000,000, minus (ii) the sum of (x) the outstanding principal amount of Indebtedness described in subsection 8.6(d) and 8.6(e), plus
         (y) the amount of all Liens permitted under subsection 8.1(g); and

                  (h) Indebtedness which is unsecured and incurred for business purposes in an aggregate amount outstanding not to exceed the remainder of (i) $15,000,000, minus (ii) the sum of (x) the existing amount of Indebtedness referred to in subsection 8.6(b), plus (y) the outstanding principal amount of Indebtedness permitted under subsection 8.6(g).



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

         8.7 TRANSACTIONS WITH AFFILIATES. No Borrower shall, or and shall suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of Borrower, except upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of such Borrower or such Subsidiary; provided, however, that the provisions of this Section 8.7 shall not preclude the loans to certain executive officers of Holding Co. described on
Schedule 8.7, or any transaction between Borrowers.

         8.8 USE OF PROCEEDS. No Borrower shall, or shall suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of any Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

         8.9 CONTINGENT OBLIGATIONS. No Borrower shall, or shall suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

                  (a) endorsements for collection or deposit in the ordinary course of business;

                  (b) Permitted Swap Obligations;

                  (c) Contingent Obligations of Borrowers and their Subsidiaries existing as of the Closing Date and listed in Schedule 8.9; and

                  (d) L/C Obligations.

         8.10 JOINT VENTURES. No Borrower shall, or shall suffer or permit any Subsidiary to enter into any Joint Venture, other than in the ordinary course of business and other than foreign joint ventures related to the current lines of business of Borrowers and their Subsidiaries.

         8.11 LEASE OBLIGATIONS. No Borrower shall, or shall suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

                  (a) leases of Borrowers and of Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof;

                  (b) operating leases entered into by any Borrower or any Subsidiary after the Closing Date in the ordinary course of business;

                  (c) leases entered into by any Borrower or any Subsidiary after the Closing Date pursuant to sale-leaseback transactions permitted under subsection 8.3(e);

                  (d) capital leases other than those permitted under clauses
         (a) and (c) of this Section, entered into by any Borrower or any Subsidiary after the Closing Date to finance the acquisition of equipment; provided that the aggregate annual rental payments for all such capital leases shall not exceed in any Fiscal Year $5,000,000.

         8.12 RESTRICTED PAYMENTS. No Borrower shall, or shall suffer or permit any Subsidiary to, declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding; except that:

                  (a) any Borrower and any Wholly-Owned Subsidiary may declare and make dividend payments or other distributions payable solely in its common stock;

                  (b) any Borrower and any Wholly-Owned Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

                  (c) any Borrower and any Wholly-Owned Subsidiary may declare or pay cash dividends to its stockholders, provided, that, (i) immediately after giving effect to such proposed action, no Default or Event of Default would exist, and (ii) the aggregate amount of such dividends paid after January 31, 1998 may not exceed 35% of the cumulative Consolidated Net Income arising after January 31, 1998;

                  (d) Holding Co. may purchase, redeem or otherwise acquire shares of its common stock, provided (i) immediately after giving effect to such acquisition of stock no Default or Event of Default would exist and (ii) the aggregate consideration paid for all such acquisitions of stock does not exceed the sum of (x) $15,000,000, plus
         (y) 35% of the aggregate positive Consolidated Net Income arising after January 31, 1998 and computed on a cumulative consolidated basis and calculated for purposes of this subsection 8.12(d) without reduction for any repurchase premiums incurred in connection with purchases of the Senior Subordinated Notes; and

                  (e) any Subsidiary may pay dividends to any Borrower.

         8.13 ERISA. No Borrower shall, or shall suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of Borrowers in an aggregate amount in excess of $100,000; or (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.



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

         8.14 CHANGE IN BUSINESS. No Borrower shall, or shall suffer or permit any Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by Borrower and its Subsidiaries on the date hereof.

         8.15 ACCOUNTING CHANGES. No Borrower shall, or shall suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of any Borrower or of any Subsidiary.

         8.16 AMENDMENT OF INDENTURE. Borrowers shall not participate in or permit any modification of the Indenture which would in any respect amend, modify or impair the extent and manner in which the subordination provisions of the Indenture extend to the benefit of the Lenders with respect to the Obligations.

         8.17 CONSOLIDATED FUNDED DEBT TO CASH FLOW RATIO. Borrowers shall not permit their Consolidated Total Funded Debt to Cash Flow Ratio as of the end of any Fiscal Quarter to exceed 3.5 to 1.0.

         8.18 CONSOLIDATED INTEREST COVERAGE RATIO. Borrowers shall not permit their Consolidated Interest Coverage Ratio for any period of four consecutive Fiscal Quarters to be less than 3.5 to 1.0.

                                    ARTICLE 9

                                EVENTS OF DEFAULT

         9.1 EVENT OF DEFAULT. Any of the following shall constitute an "Event of Default":

                  (a) NON-PAYMENT. Borrowers fail to pay, (i) when and as required to be paid herein, any amount of principal of any Loan or of any L/C Obligation, or (ii) within five days after the same becomes due, any interest, fee or any other amount payable hereunder or under any other Loan Document; or

                  (b) REPRESENTATION OR WARRANTY. Any representation or warranty by any Borrower or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by any Borrower, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

                  (c) SPECIFIC DEFAULTS. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 7.1, 7.2, 7.3 or 7.9 or in Article 8; or



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

                  (d) OTHER DEFAULTS. Any Borrower or any Subsidiary party thereto fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the date upon which written notice thereof is given to Borrowers by the Agent or any Lender; or

                  (e) CROSS-DEFAULT. Any Borrower or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation, having an aggregate principal amount (including undrawn or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $3,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

                  (f) INSOLVENCY; VOLUNTARY PROCEEDINGS. Any Borrower or any Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

                  (g) INVOLUNTARY PROCEEDINGS. (i) Any involuntary Insolvency Proceeding is commenced or filed against any Borrower or any Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of any Borrower's or any Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) any Borrower or any Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) any Borrower or any Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

                  (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $100,000, (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $100,000; or (iii) any Borrower or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $100,000; or

                  (i) MONETARY JUDGMENTS. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against any Borrower or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $1,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

                  (j) NON-MONETARY JUDGMENTS. Any non-monetary judgment, order or decree is entered against any Borrower or any Subsidiary which does or could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (k) CHANGE OF CONTROL. There occurs any Change of Control; or

                  (l) LOSS OF LICENSES. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of any Borrower or any Subsidiary, or any Borrower or any Subsidiary for any reason loses any material license, permit or franchise, or any Borrower or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

                  (m) INVALIDITY OF SUBORDINATION PROVISIONS. The subordination provisions of the Indenture (at any time when any of the Senior Subordinated Notes remain outstanding) or any agreement or instrument governing any other Subordinated Debt is for any reason revoked or invalidated, or otherwise cease to be in full force and effect, any Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions.

         9.2 REMEDIES. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Lenders,



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                  (a) declare the commitment of each Lender to make Loans
         (including the commitment of the Swing Line Lender to make Swing Line Loans) and the obligation of each Issuing Lender to Issue Letters of Credit to be terminated, whereupon such commitments and obligation shall be terminated;

                  (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under all outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrowers; and

                  (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 8.1 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Lender to make Loans and the obligation of the Issuing Lender to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Lender or any other Lender.

         9.3 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.




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                                   ARTICLE 10

                                    THE AGENT

         10.1     APPOINTMENT AND AUTHORIZATION; "AGENT".

                  (a) Each Lender hereby irrevocably (subject to Section 10.9) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  (b) The Issuing Lender shall act on behalf of the Lenders with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Lenders to act for the Issuing Lender with respect thereto; provided, however, that the Issuing Lender shall have all of the benefits and immunities (i) provided to the Agent in this Article 10 with respect to any acts taken or omissions suffered by the Issuing Lender in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this
         Article 10, included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Lender.

                  (c) The Swing Line Lender shall have all of the benefits and immunities (i) provided to the Agent in this Article 10 with respect to any acts taken or omissions suffered by the Swing Line Lender in connection with Swing Line Loans made or proposed to be made by it as fully as if the term "Agent", as used in this Article 10, included the Swing Line Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Swing Line Lender.

         10.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         10.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any


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

other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by any Borrower or any Subsidiary or Affiliate of any Borrower, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Borrower or any Subsidiary or Affiliate of any Borrower.

         10.4 RELIANCE BY AGENT.

                  (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender.

         10.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in


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

accordance with Article 9; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders, except to the extent that this Agreement expressly requires that such action be taken or not be taken, only with the consent or upon the authorization of the Majority Lenders.

         10.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of Borrowers and their Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and credit worthiness of Borrowers and their Subsidiaries, and all applicable Lender regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to Borrowers hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and credit worthiness of Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or credit worthiness of Borrowers which may come into the possession of any of the Agent-Related Persons.

         10.7 INDEMNIFICATION OF AGENT. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of Borrowers and without limiting the obligation of Borrowers to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of Borrowers. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.



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         10.8 AGENT IN INDIVIDUAL CAPACITY. BA and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower and its Subsidiaries and Affiliates as though BA were not the Agent, the Swing Line Lender or the Issuing Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, BA or its Affiliates may receive information regarding any Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Borrower or such Affiliates) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, BA shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, the Swing Line Lender or the Issuing Lender, and the terms "Lender" and "Lenders" include BA in its individual capacity.

         10.9 SUCCESSOR AGENT. The Agent may, and at the request of the Majority Lenders shall, resign as Agent upon 30 days' notice to the Lenders. If the Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by Borrowers. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 10 and Sections 11.4 and 11.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, however, BA may not be removed as the Agent at the request of the Majority Banks unless BA and any applicable Affiliate shall also simultaneously be replaced as "Swing Line Lender" and as "Issuing Lender" hereunder pursuant to documentation in form and substance reasonably satisfactory to BA.

         10.10 WITHHOLDING TAX.

                  (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the Agent:

                           (i) if such Lender claims an exemption from, or a
                  reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first


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

                  calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                           (ii) if such Lender claims that interest paid under
                  this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement; and

                            (iii) such other form or forms as may be required
                  under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

         Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

                  (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form 1001 as no longer valid.

                  (c) If any Lender claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

                  (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

                  (e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in


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

         circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         10.11 DOCUMENTATION AGENT. The Lender identified on the facing page or signature pages of this Agreement or any related document as the "Documentation Agent" shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, the Lender so identified as the "Documentation Agent" shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Lender so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

         10.12 SYNDICATION AGENT. The Lender identified on the facing page or signature pages of this Agreement or any related document as the "Syndication Agent" shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, the Lender so identified as the "Syndication Agent" shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Lender so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.





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

                                   ARTICLE 11

                                  MISCELLANEOUS

         11.1     AMENDMENT AND RESTATEMENT; AMENDMENTS AND WAIVERS.

                  (a) This Agreement amends and restates in its entirety the Existing Credit Agreement and, upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement shall, subject to this Section 11.1(a), be superseded hereby and thereby. All references to "Credit Agreement" contained in the other Loan Documents delivered in connection with the Existing Credit Agreement shall be deemed to refer to this Second Amended and Restated Credit Agreement. Notwithstanding the amendment and restatement of the Existing Credit Agreement by this Agreement, the Obligations owing to the Lenders and the Agent by Borrower under the Existing Credit Agreement remain outstanding as of the date hereof and constitute continuing Borrowers' Obligations hereunder. The Obligations shall in all respects be continuing, and this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of the Obligations. In furtherance of and without limiting the foregoing, from and after the date of this Agreement, the terms, conditions and covenants governing the Obligations shall be solely as set forth in this Agreement, which shall supersede the Existing Credit Agreement in its entirety.

                  (b) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by any Borrower or any applicable Subsidiary therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and Borrowers and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and Borrowers and acknowledged by the Agent, do any of the following:

                           (i) increase (except pursuant to Section 2.15) or
                  extend the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.2);

                           (ii) postpone or delay any date fixed by this
                  Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

                           (iii) reduce the principal of, or the rate of
                  interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;



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

                           (iv) change the percentage of the Commitments or of
                  the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder; or

                           (v) amend this Section, or Section 2.13, or any
                  provision herein providing for consent or other action by all Lenders;

         and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Lenders or all the Lenders, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document,
         (ii) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Lender in addition to the Majority Lenders or all Lenders, as the case may be, affect the rights or duties of the Issuing Lender under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, and (iii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Majority Lenders or all Lenders, as the case may be, affect the rights or duties of the Swing Line Lender under this Agreement or any other Loan Document.

         11.2     NOTICES.

                  (a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by Borrowers or Borrower Representative by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.2, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.2; or, as directed to Borrowers or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to Borrowers and the Agent.

                  (b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article 2 or 10 to the Agent shall not be effective until actually received by the Agent.

                  (c) Any agreement of the Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of Borrowers. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Borrowers to give such notice and the Agent and the Lenders shall not have any liability to Borrowers or other Person on account of any action taken or not


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

         taken by the Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of Borrowers to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

         11.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

         11.4 COSTS AND EXPENSES.  Borrowers shall:

                  (a) whether or not the transactions contemplated hereby are consummated, pay or reimburse BA (including in its capacity as Agent) and each Lender within five Business Days after demand (subject to subsection 5.1(f)) for all reasonable costs and expenses incurred by BA (including in its capacity as Agent, Swing Line Lender, Issuing Lender and a Lender) and each Lender in connection with the development, preparation, delivery and execution of, and any amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by BA (including in its capacity as Agent, Swing Line Lender, Issuing Lender and a Lender) and any Lender with respect thereto; provided, however, that each Lender, other than Agent, shall seek to avoid duplication of efforts in order to limit the fees and expenses payable hereunder; and

                  (b) pay or reimburse the Agent and each Lender within five Business Days after demand (subject to subsection 5.1(e)) for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).



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

         11.5 BORROWERS' INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, each Borrower, jointly and severally, shall indemnify, defend and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

         11.6 PAYMENTS SET ASIDE. To the extent that Borrowers make a payment to the Agent or the Lenders, or the Agent or the Lenders exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then
(a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

         11.7 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrowers may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender.

         11.8     ASSIGNMENTS, PARTICIPATIONS, ETC.



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                  (a) Any Lender may, with the written consent of the Borrowers
         (at all times other than during the existence of an Event of Default) and Agent, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Agent or the Borrowers shall be required in connection with any assignment and delegation by a Lender to an Eligible Assignee that is an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount equal to the lesser of (i) $5,000,000 or
         (ii) the remaining amount of such Lender's Commitments; provided, however, that Borrowers and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrowers and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to Borrowers and the Agent an Assignment and Acceptance in the form of Exhibit F ("Assignment and Acceptance"), together with any Note or Notes subject to such assignment, and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $2,500.

                  (b) From and after the date that the Agent notifies the assignor Lender that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                  (c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, Borrowers shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Lender has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

                  (d) Any Lender may at any time sell to one or more commercial Lenders or other Persons not Affiliates of Borrowers (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender")


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         hereunder and under the other Loan Documents; provided, however, that
         (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrowers and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and
         (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Lenders as described in the first proviso to Section 11.1. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.1, 4.3 and
         11.5 as though it were also a Lender hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                  (e) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Lender in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ?203.14, and such Federal Reserve Lender may enforce such pledge or security interest in any manner permitted under applicable law.

         11.9 CONFIDENTIALITY. Each Lender agrees to take and to cause its Affiliates to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by Borrowers and provided to it by any Borrower or any Subsidiary, or by the Agent on such Borrower's or such Subsidiary's behalf, under this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information other than in connection with or in enforcement of this Agreement and the other Loan Documents or in connection with other business now or hereafter existing or contemplated with any Borrower or any Subsidiary; except to the extent such information (i) was or becomes generally available to the public other than as a result of disclosure by the Lender, or
(ii) was or becomes available on a non-confidential basis from a source other than any Borrower, provided that such source is not bound by a confidentiality agreement with any Borrower known to the Lender; provided, however, that any Lender may disclose such information (A) at the request or pursuant to any requirement of any Governmental Authority to which the Lender is subject or in connection with an examination of such Lender by any such authority; (B) pursuant to subpoena or other court process; (C) when required to do so in accordance with the provisions of any applicable Requirement of Law; (D) to the extent reasonably required in connection with any litigation or proceeding to which the Agent, any Lender or their respective Affiliates may be party; (E) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (F) to such Lender's independent auditors and other professional advisors; (G) to any Participant or Assignee, actual or


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potential, provided that such Person agrees in writing to keep such information confidential to the same extent required of the Lenders hereunder; (H) as to any Lender or its Affiliate, as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any Borrower or any Subsidiary is party or is deemed party with such Lender or such Affiliate; and
(I) to its Affiliates.

         11.10 SET-OFF. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to Borrowers, any such notice being waived by Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of any Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify Borrowers and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

         11.11 AUTOMATIC DEBITS OF FEES. With respect to any fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, Issuing Lender or BA under the Loan Documents, Borrowers hereby irrevocably authorize BA to debit any deposit account of any Borrower with BA in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in BA's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

         11.12 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Lender shall notify the Agent in writing of any changes in the address to which notices to the Lender should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

         11.13 COUNTERPARTS. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

         11.14 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         11.15 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of Borrowers, the Lenders, the Agent and the Agent-Related Persons,


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

and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

         11.16 DESIGNATED SENIOR INDEBTEDNESS. The Obligations are hereby designated by Borrowers as "Designated Senior Indebtedness", as defined in the Indenture.

         11.17 GOVERNING LAW AND JURISDICTION.

                  (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF ILLINOIS OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF ILLINOIS, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF BORROWERS, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF BORROWERS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWERS, THE AGENT AND THE LENDERS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY ILLINOIS LAW.

         11.18 WAIVER OF JURY TRIAL. BORROWERS, THE LENDERS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWERS, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION,


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

COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         11.19 JOINT AND SEVERAL LIABILITY. Each Borrower hereby agrees that such Borrower is jointly and severally liable for the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to the Agent and the Lenders by each other Borrower.

         11.20 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among Borrowers, the Lenders and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.





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






         IN WITNESS WHEREOF, the Borrowers, the Lenders and the Agent have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


SPECIALTY EQUIPMENT COMPANIES,               BANK OF AMERICA NATIONAL
INC.                                         TRUST AND SAVINGS ASSOCIATION,
                                             as Agent

By:
   -------------------------------
     Name:                                   By:
          ------------------------              --------------------------------
     Title:                                       Name:
           -----------------------                     -------------------------
                                                  Title:
                                                        ------------------------


SPECIALTY EQUIPMENT                          BANK OF AMERICA NATIONAL
MANUFACTURING CORPORATION                    TRUST AND SAVINGS ASSOCIATION,
                                             as a Lender

By:
   -------------------------------
     Name:                                   By:
          ------------------------              --------------------------------
     Title:                                       Name:
           -----------------------                     -------------------------
                                                  Title:
                                                        ------------------------


                                             THE FIRST NATIONAL BANK OF
                                             CHICAGO,
                                             as Documentation Agent and as a
                                             Lender




                                             By:
                                                --------------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

                                             FIRST UNION NATIONAL BANK, as
                                             Syndication Agent and as a Lender

                                             By:
                                                --------------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------

                                             HARRIS TRUST AND SAVINGS BANK,
                                             as a Lender


                                             By:
                                                --------------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------


                                             U.S. BANK NATIONAL ASSOCIATION,
                                             as a Lender


                                             By:
                                                --------------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------


                                             ABN AMRO BANK N.V., as a Lender


                                             By:
                                                --------------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------


                                             By:
                                                --------------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------


                                       87